UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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DELTIC TIMBER CORPORATION

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DELTIC TIMBER CORPORATION

NOTICE OF ANNUAL MEETING

To The Stockholders of

Deltic Timber Corporation:

The Annual Meeting of Stockholders of Deltic Timber Corporation (“Deltic” or “the Company”) will be held at the South Arkansas Arts Center, 110 East 5th Street, El Dorado, Arkansas, on Thursday, April 27, 2017, at 10:00 a.m., Central Daylight Savings Time (“CDT”), for the following purposes:

Item 1:	To elect four Class III directors to hold office for a three-year term (Item A on the proxy card);

Item 2:	To express approval or disapproval of the action of the Audit Committee of the Board of Directors in appointing KPMG LLP as the Company’s independent auditors for 2017 (Item B on the proxy card);

Item 3:	Advisory approval of the Company’s executive compensation (Item C on the proxy card);

Item 4:	Advisory approval of the annual frequency for future advisory votes of the Company’s executive compensation (Item D on the proxy card); and

To transact such other business as may properly come before the meeting and any adjournment thereof.

Holders of record of Deltic Common Stock at the close of business on March 6, 2017, will be entitled to vote with respect to this solicitation. Stockholders are reminded that your shares of Deltic Common Stock cannot be voted unless you follow the telephonic or internet voting procedures set forth on the enclosed proxy card, or execute and return the enclosed proxy card, or make other arrangements to have your shares represented at the meeting.

A copy of the Company’s 2016 Annual Report to Stockholders and Annual Report on Securities and Exchange Commission (“SEC”) Form 10-K are enclosed.

By Order of the Board of Directors,

Jim F. Andrews, Jr.

Secretary

El Dorado, Arkansas

March 20, 2017

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE EITHER TELEPHONICALLY OR ON THE INTERNET AS INSTRUCTED ON THE ENCLOSED PROXY CARD OR YOU MAY COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

Important notice regarding the availability of proxy materials for the Annual Meeting to be held on April 27, 2017. The Company’s Proxy Statement and Annual Report to security holders for the fiscal year ended December 31, 2016 are also available at http://www.deltic.com.

DELTIC TIMBER CORPORATION

210 East Elm Street

El Dorado, Arkansas 71730

PROXY STATEMENT

GENERAL

This Proxy Statement and the accompanying proxy card are being furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Deltic Timber Corporation (“Deltic” or the “Company”) for the Annual Meeting of Stockholders (“Annual Meeting”) to be held on April 27, 2017 in El Dorado, Arkansas. Only stockholders of record at the close of business on March 6, 2017, (the “Record Date”) are entitled to notice of, and to vote at, the meeting. There were 12,183,879 shares of Deltic Common Stock outstanding and entitled to vote on March 6, 2017. This amount does not include 630,744 shares of treasury stock. Each share of outstanding Deltic Common Stock is entitled to one vote on each matter properly brought before the meeting.

Commencing approximately on March 20, 2017, the Company will mail its Annual Report for the year ended December 31, 2016 and its Annual Report on Form 10-K for 2016 as filed with the Securities and Exchange Commission (“SEC”), together with this Proxy Statement and the enclosed proxy card to holders of Deltic Common Stock on the Record Date.

VOTING OF PROXIES

Your vote is important. Shares can be voted at the Annual Meeting only if you are present in person or represented by proxy. Even if you plan to attend the meeting, you are urged to vote either telephonically or on the internet or to sign, date, and return the accompanying proxy card.

When you vote by one of these three methods, stock represented by the proxy will be voted in accordance with your directions. You can specify your voting instructions by following the instructions for telephonic or internet voting on the enclosed proxy card or by marking the appropriate spaces on the proxy card and signing, dating and returning the proxy card. If you so elect when prompted in the telephonic or internet voting process, or if your proxy card is signed and returned without specific voting instructions, your shares of Deltic Common Stock will be voted as recommended by the Board of Directors: (1) “FOR” the election of the four nominees for Class III director named in the proxy card; (2) “FOR” the ratification of the selection of KPMG LLP as the Company’s independent auditors for 2017; (3) “FOR” the advisory approval of the Company’s executive compensation; and (4) “FOR” the advisory approval of the Company’s annual executive compensation vote.

You may change your voting instructions or revoke your proxy at any time before it is voted at the meeting by: (1) re-voting telephonically or on the internet at any time up to 1:00 a.m. CDT on April 27, 2017, the date of the meeting (only the latest telephonic or internet votes will be counted); (2) executing a later-dated proxy; (3) voting by ballot at the meeting, however your mere attendance at the meeting will not revoke your proxy unless you vote in person at the meeting; or, (4) filing a notice of revocation with the inspectors of election in care of the Secretary of the Company at the above address.

VOTES REQUIRED

The presence, in person or by proxy, of the holders of at least a majority of the shares of Deltic Common Stock outstanding on the Record Date is necessary to have a quorum for the Annual Meeting. Abstentions and broker “non-votes” are counted as present for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares of Deltic Common Stock for a beneficial owner does not vote on a particular non-routine proposal because the nominee does not have discretionary voting power with respect to that item pursuant to the applicable rules of the New York Stock Exchange (“NYSE”) and has not otherwise received voting instructions from the beneficial owner.

The election of directors (Item A on the proxy card), as well as the advisory approval of the Company’s executive compensation (Item C on the proxy card) and the advisory approval of the Company’s executive compensation on an annual basis (Item D on the proxy card), are considered “non-routine” matters under applicable NYSE rules and, therefore, if you hold your shares through a bank, broker or other similar organization, the organization may not vote your shares on these voting items absent specific instructions from you. Accordingly, there may be broker “non-votes” with respect to these matters.

Pursuant to Delaware law and assuming a quorum is present, the affirmative vote of a plurality of the votes cast by the shares entitled to vote in the election of directors (Item A on the proxy card) at the Annual Meeting is required for the election of each nominee to the Board of Directors. Abstentions and broker “non-votes” are not counted as votes cast and will have no effect on the outcome of the vote.

Generally, our Company’s bylaws and certificate of incorporation provide that approval of any matter presented to stockholders (other than the election of directors) requires the affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote on the subject matter. Accordingly, the affirmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting is required to approve the appointment of KPMG LLP as independent auditors of the Company for the year 2017 (Item B on the proxy card). Abstentions will have the same effect as a vote “against” this voting item. Brokers, banks and other nominees holding shares of Deltic Common Stock for beneficial owners have discretionary voting power on this voting item and broker “non-votes” will not occur with respect to this matter.

The votes required for the approval of the Company’s executive compensation (Item C on the proxy card) and the advisory approval of the Company’s executive compensation on an annual basis (Item D on the proxy card) are merely advisory and are not binding on the Company, the Board of Directors, or the Executive Compensation Committee of the Board of Directors. Despite the fact these votes are non-binding, the Board of Directors will take the results of these votes under advisement. With respect to Item C and Item D, abstentions will have the same effect as a vote “against”, but broker “non-votes” will not be counted as votes cast and will have no effect on the outcome of these votes.

SOLICITATION OF PROXIES

Solicitation of proxies may be made by directors, officers, or employees of the Company through the mail, in person and by telecommunications. Solicitation of proxies on behalf of the Company may also be made by Georgeson, LLC. The cost of soliciting these proxies will be borne by the Company. In accordance with the regulations of the SEC and the NYSE, the Company will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their expenses incurred in sending proxies and proxy materials to the beneficial owners of Deltic Common Stock as of the Record Date.

PROCEDURES FOR STOCKHOLDER NOMINATIONS AND PROPOSALS

Nominations. Under the Company’s Amended and Restated Bylaws (hereinafter the “Bylaws”), nominations for director may be made only by the Company’s Board of Directors (or a committee of the Board of Directors), or by a stockholder that meets the requirements set forth in the Bylaws. The Bylaws require that for stockholder nominations, a written notice be delivered to the Company’s Secretary at the Company’s principal executive offices, which are located at 210 East Elm Street, El Dorado, Arkansas 71730, not less than 90 days prior to the first anniversary of the most recent annual meeting of stockholders, which for the 2018 Annual Meeting of Stockholders, will be January 26, 2018. The written notice must be made by a stockholder of record at the time of giving the notice and who shall be entitled to vote for election of directors at the meeting for which the stockholder’s nomination relates. The written notice shall set forth as to the candidate all information relating to such person that is required to be disclosed in solicitations of proxies for the election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, including such candidate’s written consent to be named in the Proxy Statement as a nominee and to serving as a director if elected. The notice shall also set forth as to the stockholder, the name and address as they appear on the Company’s books of such stockholder and the number of shares of the Company’s Common Stock that are beneficially owned by the stockholder. The Board of Directors’ Nominating and Corporate Governance Committee (“Committee”) has been delegated the responsibility to oversee searches for, and to identify, qualified individuals for membership on the Company’s Board of Directors. The Committee will duly consider candidates for nomination that may be submitted by stockholders in compliance with the applicable provisions of the Bylaws, and will not apply different criteria to candidates submitted by a stockholder than it applies to other candidates. Generally, the Committee reviews a candidate’s qualifications by considering criteria approved by the Board of Directors, a candidate’s satisfaction of applicable “independence” measures (and enhanced independence, financial literacy and financial expertise standards for potential Audit Committee members), while also taking into consideration current challenges and needs of the Board of Directors regarding issues of judgment, age, skills, background and experience. In addition, although the Company does not have a specific diversity policy, it considers the diversity of the candidate with regard to viewpoint, professional experience, education, and skills that are relevant to the Company’s activities. Other specific criteria used by the Committee in reviewing a candidate’s qualifications are that the candidate shall have the highest personal and professional ethics, integrity and values and have evidenced in their personal and professional affairs proper judgment, independence, business acumen and an understanding of the Company’s, or related, industries.

Proposals. The Bylaws also provide that, except for stockholder proposals submitted in a timely manner for annual stockholders’ meetings, no business may be brought before any stockholders’ meeting unless specified in the notice of meeting or at the direction of the Board of Directors. The Bylaws further set forth procedures and requirements, including notice to the Company, for stockholders to submit business for proper consideration at annual meetings. Any stockholder who is a stockholder of record at the time of his/her notice, maintains his/her stock ownership so that he/she is entitled to vote at the annual stockholders’ meeting and adheres to the Bylaws’ procedures and requirements, shall be entitled to present business for consideration at such meeting. In order to present business for consideration at an annual stockholders’ meeting, a stockholder must submit a notice which sets forth a description of the nature of the business to be considered, the stockholder’s name and address as it appears in the records of the Company, the number of shares beneficially owned and any material interest of the stockholder in the business sought to be included. In order to be timely, the notice must be received by the Company’s Secretary at the principal executive office of the Company not less than 90 days prior to the anniversary of the preceding annual meeting, which for the 2018 Annual Meeting of Stockholders will be January 26, 2018. These requirements are separate and apart from, and in addition to, the SEC’s requirements that a stockholder must comply with in order to have a stockholder proposal included in the Company’s proxy materials.

Any stockholder proposal to be presented at the 2018 Annual Meeting of Stockholders should be directed to the Secretary of the Company, and must be received by the Company on or before November 19, 2017 in order to be eligible for inclusion in the Company’s 2018 proxy statement and form of proxy. Any such proposal must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934 (or any successor rule) and with the requirements of the Company’s Bylaws. A copy of the full text of the Company’s Amended and Restated Bylaws may be obtained upon written request to the Company’s Secretary at the above-listed Company address.

STOCKHOLDER, EMPLOYEE, AND INTERESTED PARTY

COMMUNICATION WITH DIRECTORS

As set forth in the Company’s Corporate Governance Guidelines, it is the policy of the Board of Directors that stockholders, employees, and other interested parties are able to communicate directly with members of the Board of Directors, including non-management and independent directors. All communications should be directed to the Company’s Secretary, at the Company’s principal executive offices, 210 East Elm Street, El Dorado, Arkansas 71730, and should prominently indicate on the outside of the envelope that it is intended for a specified director or to the non-management or independent directors of the Company as a group. Each communication intended for a director and received by the Secretary which is related to the operation or governance of the Company, and is not otherwise commercial in nature, will be promptly forwarded to the specified party following its clearance through normal security procedures. Employees of the Company may also utilize this communication procedure. Alternatively, employees may, if they so desire, utilize the confidential and/or anonymous procedures to send written, electronic, or toll-free telephonic communications through an independent third party as established under the Company’s “whistle-blower” policy. Communications of a financial or fraudulent nature under the whistle-blower policy are initially directed to the Chairman of the Board of Directors’ Audit Committee.

THE COMPANY

The Company was incorporated in Delaware on September 4, 1996, in anticipation of the spin-off by Murphy Oil Corporation of its farm, timber and real estate business, then conducted by Deltic Farm & Timber Co. Inc., an Arkansas corporation (“Deltic Farm & Timber”). Effective December 17, 1996, Deltic Farm & Timber was merged with and into the Company and, effective December 31, 1996, Murphy Oil Corporation distributed all of the shares of the Company’s Common Stock. Deltic is a natural resources company focused on the efficient and environmentally responsible management of its land holdings. The Company owns approximately 530,000 acres of timberland, operates two sawmills and a medium density fiber-board plant, and is engaged in real estate development. Headquartered in El Dorado, Arkansas, the Company’s operations are located primarily in Arkansas and north Louisiana.

THE BOARD OF DIRECTORS

During 2016 the Company was served by its Board of Directors, which included: Mr. Randolph C. Coley; Mr. Ray C. Dillon (retired on October 10, 2016); Mr. Bert H. Jones; the Reverend Dr. Christoph Keller, III; Mr. D. Mark Leland; Mr. David L. Lemmon; Mr. R. Madison Murphy; Mr. Robert C. Nolan; Mr. R. Hunter Pierson, Jr.; Mr. J. Thurston Roach; Ms. Lenore M. Sullivan; and Mr. Robert B. Tudor, III. On March 8, 2017, upon his employment as the Company’s President and Chief Executive Officer (“CEO”), Mr. John D. Enlow, Sr. was elected by the Company’s Board of Directors to fill the director vacancy created by the retirement of Mr. Dillon.

The responsibility and authority for managing the business of the Company rest with its Board of Directors (also the “Board”), which is elected by the Company’s stockholders. The Chairman of the Board of Directors, the independent directors, and the Chief Executive Officer bring different perspectives and roles to the Company’s management, oversight and strategic development. The Company’s directors bring experience and expertise from both inside and outside the Company and its industry, while the Chief Executive Officer is most familiar with the Company’s business and its industry, and most capable of leading the execution of the Company’s strategy. The Board has determined it remains advantageous and a benefit for the Company and its stockholders that the positions of Chairman of the Board and President and Chief Executive Officer be bifurcated because it provides the appropriate balance between strategy development and independent oversight of management. Pursuant to this structure, the Chairman is responsible for running the Board and the Chief Executive Officer is responsible for running the Company. The position of the Company’s Chairman of the Board is held by Robert C. Nolan, who is not an employee or executive of the Company. As Chairman, Mr. Nolan provides leadership to the Board and facilitates communication among the directors. He also works with the Chief Executive Officer in setting the Board agenda and regularly conducts executive sessions of the Board in which management does not participate. The Board of Directors sets strategic policy, approves business plans, and delegates authority to execute its policies and plans to the President and Chief Executive Officer.

Management is responsible for the day-to-day risk management processes of the Company, subject to Board oversight. The Board exercises risk management oversight both directly and indirectly, the latter through various Board Committees. The Board reviews information regarding the Company’s credit, liquidity, and operations, including the risks associated with each at its regularly scheduled Board meetings and Board committee meetings. The Company’s Executive Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements including the retention of capable, competent, and qualified people in management positions. The Audit Committee is responsible for oversight of financial risks and cyber risks, including the steps the Company has taken to monitor and mitigate these risks. The Nominating & Governance Committee, in its role of reviewing and maintaining the Company’s corporate governance guidelines, manages risks associated with the independence of the Board and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.

During 2016, Deltic’s Board of Directors held five regularly scheduled meetings and two special meetings. Also during the year, the Board’s Audit Committee, Executive Committee, Executive Compensation Committee, and Nominating and Corporate Governance Committee, held nine, five, two, and three meetings, respectively. It is the policy of the Board of Directors that directors attend stockholder meetings, Board of Directors meetings, and Board committee meetings unless extenuating circumstances make such attendance impracticable. During 2016, all directors attended at least 90% of the aggregate number of Board meetings and their respective Board committee meetings. Also, all directors attended the Company’s 2016 Annual Meeting of Stockholders and all are expected to attend the 2017 Annual Meeting of Stockholders.

Per the Company’s Corporate Governance Guidelines, 75 years of age has been determined to be an appropriate retirement age for directors and those who reach the age of 75 during their term are to retire no later than the date of the Company’s Annual Meeting following their 75th birthday. Accordingly, Messrs. Lemmon, Nolan, and Roach will retire from service after the Annual Meeting on April 27, 2017. Coincident with Mr. Nolan’s retirement, a new independent non-employee Chairman of the Board of Directors will be elected by the Board at its annual organizational meeting immediately following the Annual Meeting of Stockholders on April 27, 2017.

BOARD COMMITTEES

To assist in fulfilling its responsibilities, Deltic’s Board of Directors has established four principal committees: (1) the Audit Committee; (2) the Executive Committee; (3) the Executive Compensation Committee; and (4) the Nominating and Corporate Governance Committee. These committees are briefly described as follows:

The Audit Committee meets regularly, including in executive sessions, with the Company’s independent auditors and internal auditor to assist the Board of Directors in fulfilling its oversight responsibility relating to the integrity of the Company’s financial statements and other public disclosures, and the Company’s compliance with legal and regulatory requirements, as well as assessing the qualifications, performance, and independence of the Company’s independent auditors and the performance of the Company’s internal audit function. The Committee is responsible for selecting the Company’s independent auditors and approves all audit as well as all audit-related and non-audit services of the independent auditors. Additionally, the Committee assists the Board of

Directors in fulfilling its oversight responsibility relating to the Company’s cyber risks. The Committee is chaired by Mr. Roach with its other members being Messrs. Coley, Lemmon, Pierson, and Ms. Sullivan. Mr. Leland served on the Committee during 2016 from the time of his election to the Board on June 16, 2016 through the date of his election as the Company’s Interim President and CEO on October 10, 2016. Due to the NYSE’s independence requirements for service on the Committee and Mr. Leland’s interim loss of independence while serving as the Company’s Interim President and CEO, Mr. Leland resigned from the Committee on October 10, 2016. Upon the Board of Directors’ election of John D. Enlow, Sr. as the Company’s new President and CEO on March 8, 2017, Mr. Leland regained his independent director status and was reappointed to the Committee. During their service, and except as previously noted, each member of the Committee was affirmatively determined by the Board of Directors to be “independent” under applicable criteria for Committee membership under Section 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended, and Section 303A of the NYSE’s Corporate Governance rules, and to meet financial literacy standards. In addition, the Board of Directors has designated Mr. Roach as the Committee’s “financial expert” based upon his professional experience and attributes. With the upcoming retirement of Mr. Roach on April 27, 2017, the Company’s Board will appoint a new Audit Committee Chairman and will designate a new financial expert during its annual organizational meeting immediately following the Annual Meeting of Stockholders on April 27, 2017. A copy of the Committee’s written charter can be accessed on the Company’s website at www.deltic.com under the Corporate Governance part of the Investor Relations section. Please see p. 57 of this Proxy Statement for the Committee’s 2016 report.

The Executive Committee generally meets in the months that no meeting of the Board of Directors is scheduled and acts as surrogate for the Board of Directors by maintaining surveillance over the Company’s operations and exercising the general powers of the Board of Directors when the Board of Directors is not in session. However, the Committee does not have the power, among other things, to: (1) declare dividends; (2) issue stock; (3) amend the Bylaws; or (4) approve any merger or share exchange. The Committee is chaired by Mr. Nolan with its other members being Messrs. Dillon and Leland during their respective periods as the Company’s President and CEO during 2016, and Messrs. Murphy and Roach. With his election as the Company’s new President and CEO, John D. Enlow, Sr. was appointed to the Committee by the Board on March 8, 2017. Except for Mr. Leland, and due only to his interim service as the Company’s President & CEO, and except for Messrs. Dillon and Enlow due to their respective periods of service as the Company’s permanent President & CEO, each member of the Committee was affirmatively determined by the Board of Directors to be “independent” under applicable criteria established in Section 303A of the NYSE’s Corporate Governance rules.

The Executive Compensation Committee acts to assist the Board of Directors in fulfilling its oversight responsibility for the Company by overseeing the Company’s equity-based and other compensation and benefits plans and policies. The Committee administers the Company’s annual incentive and stock incentive plans and is authorized under the Company’s stock incentive plans to make awards of incentive and non-qualified stock options, restricted stock, performance units and other types of awards permitted under the plans. The Committee also acts upon the recommendations of the Nominating and Corporate Governance Committee regarding equity-based compensation for the Company’s non-employee directors under the Company’s 2002 Stock Incentive Plan, as amended by the Company’s stockholders on April 26, 2012. Additionally, the Committee reviews the performance levels of Deltic’s executive officers and determines base salaries and short-term and long-term incentive awards for such executive officers, including the Company’s President and CEO. Further, the Committee reviews and reports to the Board of Directors on the Company’s succession planning. The Committee is chaired by Mr. Murphy, with its other members being Messrs. Jones, Keller, Lemmon, Nolan, ex officio, Pierson, Tudor, and Ms. Sullivan. Each member has been affirmatively determined by the Board of Directors to be “independent” under applicable criteria established in Section 303A of the NYSE’s Corporate Governance rules. A written charter for the Committee can be accessed on the Company’s website at www.deltic.com under the Corporate Governance part of the Investor Relations section.

The duties of the Board of Directors’ Nominating and Corporate Governance Committee include: the identification of individuals qualified to become directors and recommendation to the Board of Directors of nominees for election at the next annual or special meeting of stockholders at which directors are to be elected, or to fill vacancies or newly created directorships that may occur between such meetings; recommendation of directors for appointment to the committees of the Board of Directors; oversight of the evaluation of the Board of Directors and each of its committees and members; establishment of the cash component of compensation of non-employee directors and recommendation to the Board’s Executive Compensation Committee of equity components of compensation of the non-employee directors of the Company; and, the review, suggestion of changes to, and oversight of, compliance with the Company’s Corporate Governance Guidelines and Code of Business Conduct and Ethics. More specific responsibilities of the Committee on governance related matters include, but are not limited to: (1) the evaluation of the appropriateness of continued membership on the Company’s Board of Directors upon a change in circumstance in and to professional roles and responsibilities of a director, or upon a director deciding to serve on another public company board that would be expected to require a significant devotion of time by such director; (2) the review of any requests for waivers from provisions of the Company’s Code of Business Conduct and Ethics; (3) the review of situations that may involve a potential conflict of interest on the part of a director; and (4) the review of and authority to approve or disapprove all proposed related party transactions between the Company and its directors. The Committee is chaired by Rev. Keller with its other members being Messrs. Coley, Jones, Murphy, Nolan, ex officio, and Roach. Each member has been affirmatively determined by the Board of Directors to be “independent” under applicable criteria established in Section 303A of the NYSE’s Corporate Governance rules. A written charter for the Committee can be accessed on the Company’s website at www.deltic.com under the Corporate Governance part of the Investor Relations section.

CORPORATE GOVERNANCE

The preceding sections of this Proxy Statement have referenced the determination of the Board of Directors regarding the “independence” of the Company’s directors, the Company’s Code of Business Conduct and Ethics and Corporate Governance Guidelines. This section provides additional information concerning these subjects.

Annually, or if the circumstances dictate a more frequent basis, the Board of Directors considers the independence of each director. To be considered independent, a director must be affirmatively determined by resolution to have no material relationship with the Company other than as a director. In each case, broad consideration is given to all relevant facts and circumstances, not only as to the respective director, but also as to persons or organizations with which the director may have an affiliation. Consistent with published commentary by the NYSE regarding determinations of independence, the Board of Directors has deemed that a primary consideration is independence from the Company’s management, so that the Board of Directors’ essential oversight role over the affairs of the Company is not compromised due to any such relationship. Ownership of even a significant amount of the Company’s stock, by itself, is not viewed as a bar to an independence determination, but rather, stock ownership by the Company’s directors is required per the Company’s Corporate Governance Guidelines in order to align directors’ interests with those of all stockholders and to provide additional incentive for proper and effective stewardship.

Categorical standards adopted by the Board of Directors to assist in its independence determinations are: (1) a director will not be determined to be independent if within the preceding three years, except in periods following a director’s interim employment as an executive officer, the director was an employee of the Company or an immediate family member was employed by the Company or its subsidiaries as an executive officer, or (a) the director is currently an employee or partner of the Company’s independent auditor, or an immediate family member is a current partner or an employee of the Company’s independent auditor who participated in the Company’s audit, assurance or tax compliance practice, or was within the last three years (but is no longer) or the director or an immediate family member was a partner or employee of such firm and personally worked on the Company’s audit within that time, or (b) any executive officer of the Company was a member of the compensation committee of the board of directors of a company that employed either the director or an immediate family member of the director as an executive officer; (2) a director will not be determined to be independent if the director or an immediate family member has received more than $120,000 in direct compensation (not including director and committee fees) from the Company during any twelve month period within the last three years; (3) a director will not be determined to be independent under applicable standards for Audit Committee membership if, subject to Rule 10A-3 under the Securities Exchange Act of 1934 , the director or the director’s immediate family members and/or affiliates have received during the last three years any consulting, advisory or other compensatory fee from the Company and its subsidiaries other than director and committee fees, or if the director is an affiliated person of the Company owning 10 percent or more of the Company’s stock; and, (4) a director will not be determined to be independent if the director is an employee of, or whose immediate family members are a current executive officer of, another company that has made payments to or received payments from the Company for property or services in an amount that in any of the last three fiscal years exceeds the greater of $1,000,000 or two percent of the other company’s consolidated gross revenues.

During its deliberations regarding director independence, in addition to the categories and factors identified above, the Board of Directors also reviewed the extent of all commercial relationships, including immaterial relationships, between the Company and its directors and their respective immediate family members and affiliates. Land management services provided by the Company were on the same terms and conditions as for all land management clients and were specifically reviewed and determined to be immaterial relationships that did not affect director independence and, in the aggregate, had a total dollar value less than the required disclosure threshold. Similarly, sales of the Company’s lumber products were also reviewed and determined to be immaterial relationships and did not affect director independence and, in the aggregate, had a total dollar value less than the required disclosure threshold. Payments to Deborah M. Cannon, a director candidate for this year’s Annual Meeting, while previously serving as a consultant to the Board were also reviewed and also had a dollar value less than the required disclosure threshold.

During its deliberations, the Board of Directors affirmatively determined that Messrs. Coley, Jones, Reverend Keller, and Messrs. Lemmon, Murphy, Nolan, Pierson, Roach, as well as Ms. Sullivan and Mr. Tudor met the applicable independence standards and each was determined to be independent. Due only to his interim service as the Company’s President and CEO, Mr. Leland was determined not to be independent during his interim service period of October 10, 2016 through March 8, 2017. Mr. Dillon, now retired, was deemed not to be an independent director during his employment as the Company’s President and CEO during 2016. Similarly, Mr. Enlow was deemed not to be an independent director upon his employment as the Company’s President and CEO on March 8, 2017. Additionally, specific consideration of the enhanced independence requirements for members of the Company’s Audit Committee was made and all members of the Audit Committee were determined to be independent and financially literate under applicable SEC and NYSE requirements. The Board of Directors also discussed the professional experience and attributes of Mr. Roach and designated him as the Audit Committee’s “financial expert” and determined that his service as chairman of the Audit Committee of another public company would not impair his ability to effectively chair the Company’s Audit Committee. Further, that Mr. Coley’s, Mr. Leland’s, and Mr. Lemmon’s respective service on the audit committee of one other public company each would not impair their ability to effectively serve on the Company’s Audit Committee. Further, specific consideration of the enhanced independence requirements for members of the Company’s Executive Compensation Committee was made and all members of the Executive Compensation Committee were determined to be independent under the applicable SEC and NYSE requirements.

All of Deltic’s directors and employees, including its President and Chief Executive Officer, Chief Financial Officer, and Principal Accounting Officer are required to adhere to the provisions of the Company’s Code of Business Conduct and Ethics (the “Code”). The Code addresses areas of professional conduct deemed to be essential in carrying out the Company’s business in a legal and ethical manner. Specific areas included are employment practices, conflicts of interest, and protection of confidential information and prohibition of its use for personal gain, as well as strict adherence to all laws applicable to the conduct of Deltic’s business. Under the Code, employees are required to report any conduct they believe to be an actual or apparent violation of the Code. Annual certifications of compliance with the Code are required. No waivers to the provisions of the Code have been requested, but should any waivers to the provisions of the Code ever be allowed by the Board of

Directors’ Nominating and Corporate Governance Committee, such action will be promptly posted on the Company’s website, www.deltic.com under the Corporate Governance part of the Investor Relations section, and disclosed in a current report on Form 8-K that will be filed with the SEC within four business days of such determination. The Code can be accessed on the Company’s website at www.deltic.com under Corporate Governance of the Investor Relations section.

Deltic’s Board of Directors has also adopted written Corporate Governance Guidelines (the “Guidelines”) that along with the Bylaws of the Company, its policies and procedures, and the charters of the Board of Directors’ committees provide the framework for the governance of the Company. The Guidelines provide generally that the Company’s business is conducted by its employees, managers and officers under the direction of the President and CEO and the oversight of the Board of Directors is to enhance the value of the Company for its stockholders. The guidelines address several important subjects including, but not limited to: (1) composition of the Board of Directors and criteria for membership; (2) director qualifications; (3) bifurcation of the duties of Chairman and President and CEO; (4) conflicts of interest and prohibition of loans; (5) director responsibilities, including participation and preparation for meetings; (6) director access to management and employees and authority to hire independent legal, financial or other advisors; (7) director orientation and continuing education; (8) evaluation of management performance and succession; (9) stockholder, employee, and other interested party communication with directors; and (10) annual performance evaluations of the Board of Directors, each of the Board of Directors’ committees, and each individual director. The Guidelines also codify the Company’s practice of conducting regular executive sessions of the independent members of the Board of Directors. Mr. Nolan, the non-employee Chairman of the Board of Directors, has been affirmatively determined to be independent, presides at all such executive sessions of the Board of Directors. Should Mr. Nolan’s independence status change, the Guidelines establish procedures for selection of an appropriate director to preside at such executive session meetings. The Guidelines can be accessed on the Company’s website at www.deltic.com under the Corporate Governance of the Investor Relations section.

As discussed in our Annual Report on SEC Form 10-K filed on March 7, 2017 for the year ended December 31, 2016, the Company’s Interim Chief Executive Officer and Interim Chief Financial Officer concluded that the Company’s disclosure controls and procedures were not effective as of December 31, 2016, due to a material weakness in the Company’s internal control over financial reporting. The Company had ineffective controls over the cash disbursements process for certain expenditures that required payment on an expedited basis, including ineffective segregation of duties between the initiation and authorization of cash disbursements. As a result, the Company’s former Chief Financial Officer was able to misappropriate an immaterial amount, of the Company’s cash, less than the amount of his forfeited 2016 cash incentive award ($177,000) as herein reported at p. 39, over a two year period for personal use while misrepresenting the nature of such disbursements in the Company’s books and records. As reported on SEC Form 8-K as filed on February 27. 2017, following the discovery of the misappropriation on February 20, 2017, the Board terminated the employment of the Company’s former Chief Financial Officer for cause on February 24, 2017. Upon the completion of the Company’s internal investigation which including analysis performed by third party forensic accountants, it was determined that the misappropriation did not have a material impact on the amounts reported in previously issued financial statements.

Although no material misstatements were identified in our consolidated financial statements, this control deficiency created a reasonable possibility that a material misstatement to the consolidated financial statements would not be prevented or detected on a timely basis. We have concluded that our internal control over financial reporting was not effective as of December 31, 2016.

During the first quarter of 2017, as the result of the misappropriation of assets and related control deficiencies described above, the Company initiated comprehensive remediation efforts to ensure that the deficiencies that contributed to the material weakness are remediated. We have reviewed the design, implementation and operation of the controls and have made enhancements and identified new controls that are currently being considered for implementation as part of the remediation efforts. These efforts include establishing a segregation of duties between the initiation and authorization of cash disbursements for expenditures and enhancing documentation requirements around check authorizations.

We believe that such efforts, once implemented and operating for a sufficient period of time, will effectively remediate the reported material weakness. However, the material weakness will not be considered remediated until the controls operate for a sufficient period of time and management has concluded, through testing, that these controls are operating effectively.

ELECTION OF DIRECTORS

(ITEM A ON THE PROXY CARD)

The Board of Directors currently consists of twelve members. The Company’s directors are divided into three classes as equal in number and tenure as possible. Directors hold office for staggered terms of three years, or less if they are filling a vacancy, until their successors are elected and qualified. Each year, one of the three classes of directors is elected by the stockholders at the Company’s Annual Meeting to succeed the directors whose terms are expiring. For the Company’s 2017 Annual Meeting, four Class III directors will be elected. Information regarding each of the Company’s three classes of directors, the directors serving in each of those classes, and the Board’s director candidates, is presented in the following paragraphs:

Class I Directors. Two of the four directors currently serving in Class I, Mr. Nolan and Mr. Tudor, were elected at the 2015 Annual Meeting to serve for a three-year term expiring at the Company’s Annual Meeting in the year 2018. Mr. Leland was elected as a Class I director on June 16, 2016 to fill an additional Class I position created on that same date by the Board of Directors as permitted by the Company’s Bylaws to serve a term expiring at the Company’s Annual Meeting in the year 2018. Former Class I director and former President and CEO, Ray C. Dillon, retired from service on October 10, 2016 and, as permitted by the Company’s Bylaws, his successor, John D. Enlow, Sr., was elected by the Board to serve out the remainder of Mr. Dillon’s term, which expires at the Company’s Annual Meeting in the year 2018. Pursuant to the Company’s Corporate Governance Guidelines, Mr. Nolan is scheduled to retire from the Board after the 2017 Annual Meeting on April 27, 2017.

Class II Directors. The four directors currently serving in Class II, Messrs. Coley, Pierson, Roach, and Ms. Sullivan, were elected at the 2016 Annual Meeting to serve for a three-year term expiring at the Company’s Annual Meeting in the year 2019. Pursuant to the Company’s Corporate Governance Guidelines, Mr. Roach is scheduled to retire from the Board after the 2017 Annual Meeting on April 27, 2017.

Class III Directors. Three of the four directors in Class III, Rev. Keller and Messrs. Lemmon and Murphy, were elected at the 2014 Annual Meeting to serve for a three-year term expiring at the Company’s Annual Meeting on April 27, 2017. Mr. Jones was elected as a Class III director on June 18, 2015 to fill an additional position created on that same date by the Board of Directors, as permitted by the Company’s Bylaws, to serve a term expiring at the Company’s Annual Meeting in the year 2017. Rev. Keller and Messrs. Jones and Murphy will stand for reelection by the stockholders at the 2017 Annual Meeting. Pursuant to the Company’s Corporate Governance Guidelines, Mr. Lemmon is scheduled to retire from the Board after the 2017 Annual Meeting on April 27, 2017 and his seat is scheduled to be filled by the election of the Board’s director nominee, Deborah M. Cannon.

The Board of Directors, acting through the Nominating and Corporate Governance Committee, is responsible for assembling a group of nominees each year that have the experience, qualifications, attributes and skills necessary and appropriate for serving as a Board member. As three directors, one from each Class, are retiring from service upon the conclusion of this year’s Annual Meeting and a successor candidate has been nominated for this year’s Class III elections, the Board will remain open to considering and reviewing qualified candidates as possible future successors for the vacancies that will result in Class I and Class II. Notwithstanding the staggered terms of office, the Board of Directors also undergoes an evaluation process each year to ensure that all incumbent members of the Board of Directors continue to meet the criteria for service as a Board member, as enumerated on p. 3. In addition, the Nominating and Corporate Governance Committee regularly reviews the composition of the entire Board of Directors in light of the Company’s changing requirements and its assessment of the Board’s performance. As a result of these reviews and evaluations, Deltic’s Board of Directors: (1) affirms that each member of the Board of Directors possesses the requisite experience, qualifications, attributes and skills necessary for membership on Deltic’s Board of Directors; (2) will, as permitted by the Company’s Bylaws, adjust the membership of Class I and Class II to three directors each upon the conclusion of this year’s Annual Meeting; and (3) proposes the following four nominees for election as Class III directors by the stockholders at the 2017 Annual Meeting:

NOMINEES FOR CLASS III DIRECTORS

With Terms Expiring at the Annual Meeting in the Year 2020:

Deborah M. Cannon

Bert H. Jones

Rev. Dr. Christoph Keller, III.

R. Madison Murphy

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE ABOVE-NAMED NOMINEES AS DIRECTORS FOR A TERM OF THREE YEARS.

Information is provided below with respect to each nominee for election as a Class III director by the stockholders at the Annual Meeting, and for each director whose term expires in subsequent years. Should one or more of these Class III nominees be unavailable to accept nomination or election as a director, the individuals named as proxies on the enclosed proxy card will vote the shares that they represent for the election of such other persons as the Board of Directors may recommend unless the Board of Directors reduces the number of directors. The Board of Directors knows of no reason why any of the nominees will be unavailable or unable to serve if elected.

NOMINEES FOR ELECTION AS DIRECTOR

Class III – Terms Expiring in 2020

Deborah M. Cannon, age 65, is the former President and Chief Executive Officer of Houston Zoo, Inc. from 2005 to 2015. From 1974 to July 2004, Ms. Cannon served in a number of different positions with Bank of America, including as Executive Vice President and President of the Houston Region. Additionally, Ms. Cannon has served on the boards of several non-profit community organizations, including Memorial Hermann Health System where she currently serves as Chairman, the United Way of the Texas Gulf Coast and Greater Houston Partnership. Ms. Cannon has also served as an advisor to Deltic’s Board since June 2016.

Ms. Cannon will bring invaluable banking and financial knowledge and expertise from her years of experience in the financial services industry, including her current public company board service with BancorpSouth, Inc., to Deltic’s Board of Directors. She will also bring invaluable leadership experience from her work in the civic and non-profit community to Deltic.

Other Public Boards:	BancorpSouth, Inc.	2015 – Present	Audit Committee and Credit Risk

		2015 – 2016	Risk Committee

		2016 – Present	Compensation Committee

Deltic Committees:	To be determined upon election as a Class III director.

Bert H. Jones, 65, has been a director since June 18, 2015 and has been the owner and president of Mid-States Wood Preservers, LLC since 1979. From 2003 through the present, Mr. Jones has served on the Board of Governors for the softwood lumber inspection agency, the Southern Pine Inspection Bureau (the “SPIB”), and currently serves as its Vice Chairman. Mr. Jones is a former Chairman of the Board of Directors for the Treated Wood Council (the “TWC”), with a membership of over 400 companies, which serves companies that harvest and saw wood, manufacture wood preservatives, produce pressure-treated wood products, or serve the treated wood industry.

Mr. Jones’ executive experience and leadership within the lumber and wood products industry provides invaluable insight and supplemental expertise to Deltic’s Board for its manufacturing and marketing strategies as well as its governance and compensation duties. His extensive industry experience and his own day-to-day executive manufacturing experience qualifies him to serve on Deltic’s Board and to serve on its Executive Compensation Committee and on its Nominating and Corporate Governance Committee.

Deltic Committees:	Executive Compensation Committee; Nominating and Corporate Governance Committee

The Very Reverend Dr. Christoph Keller, III, 62, has been a director since December 17, 1996 and as a result, is intimately familiar with Deltic’s history and operations since its spin-off from Murphy Oil Corporation. Rev. Keller has been an Episcopal priest since 1982, and is currently the Dean and Rector of Trinity Episcopal Cathedral in Little Rock, Arkansas. He was the founding pastor of St. Margaret’s Episcopal Church in Little Rock, Arkansas, serving from 1991 to 1998. In that role, he was in charge of all business operations of the church including budgeting, accounting and auditing. He is a member of the Board of Trustees of General Theological Seminary in New York City, and a past board member of the Episcopal Church Building Fund, also in New York City. Reverend Keller has served as manager of Keller Enterprises, L.L.C., a firm with farming operations and real estate and venture capital investments (1998-2008), has served on its board and currently chairs its Executive Compensation Committee.

Class III – Terms Expiring in 2020, continued

Reverend Keller’s farming operations and real estate experience, combined with his other public company board service, provides highly relevant insights for the Board’s timberland management and real estate development strategies and for its governance and compensation duties. Reverend Keller’s theological background provides a unique perspective for the Board committees upon which he serves. Reverend Keller’s knowledge of Deltic, acquired through years of service to the Company, combined with his personal stake in its success and his professional experience qualifies him to serve on the Company’s Board and its Executive Compensation Committee and its Nominating and Corporate Governance Committee.

Other Public Boards:	Murphy USA Inc.	August 2013 – Present Nominating and Corporate Governance Committee; Executive Compensation Committee

Deltic Committees:	Nominating and Corporate Governance Committee (Chair); Executive Compensation Committee

Robert Madison Murphy, 59, has been a director since December 17, 1996 and, as a result, is intimately familiar with Deltic’s history and operations since its spin-off from Murphy Oil Corporation. Mr. Murphy is currently Chairman of the Board of Directors for Murphy USA Inc., a Fortune 500 company, and has been the Managing Member of Murphy Family Management, LLC since 1998, which is engaged in investments, farm, timber and real estate operations. Mr. Murphy has been the President of The Murphy Foundation since 1994 which is a substantial private foundation providing charitable support for a range of initiatives, predominantly in Arkansas, with an emphasis on education, scholarships and support. Mr. Murphy is also the owner of Presqu’ile Winery and Vineyards and the owner of the Sumac Company, LLC, which is engaged in vineyard operations and investments and timber, respectively. Prior to these positions, Mr. Murphy held various executive level positions with Murphy Oil Corporation, a Fortune 500 company, including Chairman of the Board of Directors (1994-2004) and Chief Financial Officer (1992-1994).

Mr. Murphy’s corporate experience, along with his current board service to Murphy USA. Inc. and Murphy Oil Corporation and his previous board service to BancorpSouth, Inc., provides invaluable corporate leadership and financial expertise for the Board and for the Board Committees on which he serves. Mr. Murphy’s extensive experience in timberland management and real estate operations provides relevant insights to the Board’s timberland management and real estate development strategies. Mr. Murphy’s knowledge of Deltic, acquired through years of service to the Company, combined with his personal stake in its success and his professional experience qualifies him to serve on the Company’s Board and its Executive Committee, Executive Compensation Committee, and Nominating and Corporate Governance Committee.

Other Public Boards:	Murphy Oil Corporation	1993 – Present	Audit (Chair), and Executive Committees
	BancorpSouth, Inc.	2000 – 2011	Audit Committee
	Murphy USA Inc.	2013 – Present	Board of Directors (Chair),
Executive Committee (Chair)

Deltic Committees:	Executive Compensation Committee (Chair); Executive Committee; and Nominating and Corporate Governance Committee

DIRECTORS WHOSE TERMS IN OFFICE CONTINUE

Class I – Terms Expiring in 2018

John D. Enlow, Sr., age 49, was elected by the Company’s Board of Directors as the Company’s President and Chief Executive Officer and as a Class I director on March 8, 2017 to fill the vacancies created by the retirement of Ray C. Dillon on October 10, 2016. Prior to his election as the Company’s President and Chief Executive Officer and as a Class I director, Mr. Enlow served as Vice President of Southern Timberlands and Real Estate for Weyerhaeuser Company, from 2014 to 2016. Prior to that, Mr. Enlow was employed by Rayonier Inc., which he joined in 1997 and where he served as Region Director, Northern and Region Director, Atlantic from 2012 to 2014, and Region Director, Atlantic from 2007 to 2012. Mr. Enlow began his professional career at Union Camp Corporation, where he was employed from 1990 to 1997. He currently serves as a member of the Board of Directors of the Georgia Forestry Association & Wood Supply Research Institute. Mr. Enlow received his B.S. in Forestry from Mississippi State University in 1990 and his M.B.A. from Brenau University in 1992.

Mr. Enlow’s significant and diverse forestry experience, combined with his proven executive capabilities provides an invaluable and new perspective in regard to strategy and direction for Deltic and for its core asset – its timberlands. Mr. Enlow’s professional experience qualifies him for service on the Company’s Board and on its Executive Committee.

Deltic Committees:	Executive Committee

D. Mark Leland, age 55, served as the Company’s Interim President and Chief Executive Officer from October 10, 2016 through March 8, 2017 and has been a director since June 16, 2016. Mr. Leland has served on Rice Midstream Partners general partner’s board of directors since December 2014 and currently serves as chairman of the audit committee and as a member of the conflicts committee. Mr. Leland has served on the board of directors of the general partner of Oiltanking Partners, L.P. from June 2012 to February 2015 and on the board of directors of KiOR, Inc. from June 2013 to March 2015. Mr. Leland served as Executive Vice President of El Paso Corporation and President of El Paso’s midstream business unit from October 2009 to May 2012, and as Director of El Paso Pipeline Partners, L.P. from its formation in 2007 to May 2012. Mr. Leland also previously served as Executive Vice President and Chief Financial Officer of El Paso Corporation from August 2005 to October 2009. He served as Executive Vice President of El Paso Exploration & Production Company from January 2004 to August 2005, and as Chief Financial Officer from April 2004 to August 2005. Mr. Leland served as Senior Vice President and Chief Operating Officer of the general partner of GulfTerra Energy Partners, L.P. from January 2003 to December 2003, and as Senior Vice President and Controller from July 2000 to January 2003.

Mr. Leland’s extensive executive, operational, and financial experience including his certifications as an Internal Auditor and Management Accountant, as well as his prior service as Deltic’s Interim President and CEO, provides invaluable insight to the Board in its oversight of Deltic’s operations, financial performance, and its management and development of natural resources and qualifies him for service on the Company’s Board and its Audit Committee.

Other Public Board:	Rice Midstream Partners	December 2014 – Present	Audit Committee and Conflicts Committee

	Oiltanking Partners, L.P.	June 2012 – February 2015	Audit Committee

	KiOR, Inc.	June 2013 – March 2015	Audit Committee

Deltic Committees:	Executive Committee (October 2016 – March 2017) Audit Committee (June 16, 2016 – October 10, 2016; March 8, 2017 – Present)

Class I – Terms Expiring in 2018, continued

Robert B. Tudor, III, 56, has been a director since February 15, 2007. Mr. Tudor has been the Chairman and Chief Executive Officer and a partner of Tudor, Pickering, Holt & Co., LLC since 2006. Tudor, Pickering, Holt & Co., LLC is an integrated energy investment and merchant banking boutique providing high quality advice and services to institutional and corporate clients. Prior to the formation of Tudor, Pickering, Holt & Co., LLC, Mr. Tudor had a 20-year career as an investment banker with Goldman Sachs, where he worked in the New York, London, and Houston offices, in varying capacities including head of the southwest region and head of the European Industrial & Natural Resources Group. Mr. Tudor also holds a Juris Doctor degree from Tulane University Law School.

Mr. Tudor’s legal and investment banking experience with the internationally-recognized firm of Goldman Sachs provides an invaluable financial perspective as to Deltic’s financial resources, its operations, and its capital markets, and brings vital additional financial expertise to the Board. While at Goldman Sachs, Mr. Tudor was an advisor in the Company’s spin-off from its former parent corporation, Murphy Oil Corporation. His knowledge of the Company before its spin-off and since its spin-off, combined with his extensive executive and financial experience qualifies him to serve on the Company’s Board and to serve on its Executive Compensation Committee.

Deltic Committees:	Executive Compensation Committee

DIRECTORS WHOSE TERMS IN OFFICE CONTINUE

Class II – Terms Expiring in 2019

Randolph C. Coley, 70, has been a director since February 15, 2007. Mr. Coley is a retired partner of King & Spalding LLP, an AmLaw 100 law firm, where his practice was concentrated in advising corporate clients in the areas of corporate law, corporate governance, and securities law. Mr. Coley was the head of the firm’s corporate group from 1994 to 1996, and was managing partner of the firm’s Houston office from 2001 to 2005. Mr. Coley was also Executive Managing Director and head of Investment Banking for Morgan Keegan & Company, Inc. from 1996 to 1998. Mr. Coley holds a law degree from Vanderbilt University and has also taught numerous accounting and legal continuing education courses.

Mr. Coley’s legal practice experience in corporate governance, corporate law, and securities law while a partner in a nationally-recognized law firm provides invaluable corporate governance and corporate legal expertise to Deltic’s Board. Also, Mr. Coley’s investment banking experience combined with his legal experience, provides an additional and invaluable financial perspective for the Company’s operations and its Board. This experience qualifies him to serve on the Company’s Board and to serve on its Audit Committee and its Nominating and Corporate Governance Committee.

Other Public Boards:	Gastar Exploration, Inc.	January 2010 – Present	Audit, Executive and Nominating and Governance (Chair), Executive Compensation Committees

	Trade Street Residential, Inc.	June 2012 – September 2015	Audit Committee, and Nominating and Corporate Governance Committee (Chair)

Deltic Committees:	Audit Committee; Nominating and Corporate Governance Committee

Class II – Terms Expiring in 2019, continued

R. Hunter Pierson, Jr., 65, has been a director since December 16, 1999 and, as a result, is intimately familiar with Deltic’s history and operations since its spin-off from Murphy Oil Corporation. Following ten years as a commercial lending officer serving large private and public companies at First National Bank of Commerce, which is now JP Morgan Chase, Mr. Pierson has been engaged since 1981 in private investments, including timberlands, commercial real estate development, and securities.

Mr. Pierson’s career in banking, which included analyzing financial statements and analyzing credit risks, as well as his investment experience in timberlands and commercial real estate development, provides a broad base of relevant financial and operations experience to Deltic’s Board. Mr. Pierson’s knowledge of the Company acquired through years of service to the Company, combined with his personal stake in its success and his professional experience, qualifies him to serve on Deltic’s Board and on its Audit Committee and its Executive Compensation Committee.

Deltic Committees:	Audit Committee; Executive Compensation Committee

Lenore M. Sullivan, 58, has been a director since June 18, 2015 and is a retired partner from Perella Weinberg Partners where she served as portfolio manager for the firm’s Agility Real Return Asset Fund. She currently serves on the Investment Advisory Committee of the Employee Retirement System of Texas and previously served as the Associate Director for the Real Estate and Finance and Investment Center at the University of Texas at Austin from 2002 to 2007. From 2000 to 2002, she was Vice President of Hunt Private Equity Group, Inc. and from 1992 to 2000 she was President and co-owner of Stonegate Advisors, a private equity firm. From 1995 to 1996, Ms. Sullivan was Chief Financial Officer of Canizaro Interests and from 1990 to 1992 she was a Vice President, Treasurer and acting Chief Financial Officer of Wyndham Hotel Group. Ms. Sullivan also holds a Master of Business Administration degree from Harvard University.

Ms. Sullivan’s extensive knowledge of real estate, financing, and related capital markets as well as her corporate financial experience in analyzing and evaluating financial statements and her executive experience supplements the Board’s extensive collective expertise in these areas and qualifies her to serve on Deltic’s Board and on its Audit Committee and Executive Compensation Committee.

Other Public Boards:	HFF, Inc.	2007 – Present	Compensation (Chair), and Nominating & Governance Committees

	RREEF America II REIT	July 2015 – Present

	Parkway Properties, Inc.	July 2003 – August 2011	Audit Committee, Nominating and Corporate Governance Committee, Executive Compensation Committee

Deltic Committees:	Audit Committee; Executive Compensation Committee

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Messrs. Murphy, Nolan and Rev. Keller are first cousins and Mr. Pierson is the spouse of a first cousin of Messrs. Murphy, Nolan and Rev. Keller. The foregoing persons, their spouses, and members of their extended families directly or indirectly own in the aggregate an estimated 20 percent, or more, of the outstanding stock of the Company. The members of these extended families cover four generations and number approximately in excess of a hundred individuals. There is no formal or informal agreement to act in concert or as a group regarding each family member’s investment in the Company. No member of these extended families is employed by the Company. See also “Ownership of Directors and Officers” on pp. 22-23 of this Proxy Statement.

The Nominating and Corporate Governance Committee, pursuant to its charter, reviews all related party transactions and determines whether such transactions are appropriate for the Company to undertake. With respect to Company employees, officers, and directors, the review is governed by the Company’s Code of Business Conduct and Ethics (the “Code”), which provides that waivers are disfavored and may only be granted by the Board and must be promptly disclosed to stockholders. A copy of the Code can be accessed under the “Investor Relations” section on the Company’s website at www.deltic.com. The review, with respect to directors, also entails an analysis of whether a proposed transaction could affect a director’s independence determination under applicable rules of the NYSE and the SEC. In addition, each January, every officer and director receives a questionnaire, which asks questions, among other things, relating to possible relationships, transactions and indebtedness that could lead to a reportable related party transaction. In 2016, no reportable material related party transactions occurred and no waivers were requested or granted.

2016 DIRECTOR COMPENSATION TABLE

A combination of cash and equity-based compensation is utilized to attract, retain, and compensate qualified candidates to serve on the Company’s Board of Directors. Director compensation, which consists of fees paid for meetings attended and an annual retainer, is determined by the Nominating and Corporate Governance Committee. Equity awards (granted under the Company’s 2002 SIP), are granted by the Executive Compensation Committee based upon the determination of the Board’s Nominating and Corporate Governance Committee. For the year ended December 31, 2016, the non-employee directors were entitled to receive an annual cash retainer of $40,000, $1,500 for each Board meeting physically attended and $750 for each Board meeting telephonically attended, $1,000 for each Board committee meeting physically attended and $500 for each Board committee meeting telephonically attended, except for Audit Committee meetings, which were compensated at $1,000 per meeting regardless of physical or telephonic attendance. The Chairman of each of the Board’s committees received additional compensation, as detailed below, for the additional responsibility that each assumed in those roles. Retainer fees and meeting fees are paid quarterly in arrears. Directors are also reimbursed for their travel, meal, and lodging expenses for attending meetings. A portion of director compensation is based on equity awards to further align their financial interests with those of the Company’s stockholders.

Name (a)	Fees Earned Or Paid in Cash(1) ($) (b)	Stock Awards(2) ($) (c)	Option Awards(3) ($) (d)	Non-Equity Incentive Plan Compensation(4) ($ ) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5) ($) (f)	All Other Compensation (6) ($) (g)	Total ($) (h)

Robert C. Nolan	$160,000	$89,000	$0	$0	$0	$27,575	$276,575

R. Madison Murphy	$69,250	$89,000	$0	$0	$0	$47,575	$205,825

Rev. Christoph Keller, III	$61,500	$89,000	$0	$0	$0	$27,575	$178,075

J. Thurston Roach	$76,250	$89,000	$0	$0	$0	$37,575	$202,825

R. Hunter Pierson, Jr.	$58,250	$89,000	$0	$0	$0	$27,575	$174,825

Randolph C. Coley	$61,000	$89,000	$0	$0	$0	$29,575	$179,575

Bert H. Jones	$52,000	$89,000	$0	$0	$0	$0	$141,000

D. Mark Leland	$20,235	$59,659	$0	$0	$0	$0	$79,894

David L. Lemmon	$60,000	$89,000	$0	$0	$0	$33,575	$182,575

Lenore M. Sullivan	$57,500	$89,000	$0	$0	$0	$0	$146,500

Robert B. Tudor, III	$51,000	$89,000	$0	$0	$0	$27,575	$167,575

Ray C. Dillon	$0	$0	$0	$0	$0	$0	$0

(1)	The information in column (b) reflects the payments of retainer fees, chairman fees and meeting fees to the non-employee directors during the year ended December 31, 2016 as follows:

•	Mr. Nolan, Chairman of the Board of Directors, chair fee, $100,000; retainer fee, $40,000; meeting fees, $20,000;

Footnotes to Director Compensation Table, continued

•	Mr. Murphy, Chairman of the Executive Compensation Committee, chair fee, $11,000; retainer fee, $40,000; meeting fees, $18,250;

•	Rev. Christoph Keller, III, Chairman of the Nominating and Corporate Governance Committee, chair fee, $7,500; retainer fee, $40,000; meeting fees, $14,000;

•	Mr. Roach, Chairman of the Audit Committee, chair fee, $15,000; retainer fee, $40,000; meeting fees, $21,250;

•	Mr. Pierson, retainer fee, $40,000; meeting fees, $18,250;

•	Mr. Coley, retainer fee, $40,000; meeting fees, $21,000;

•	Mr. Jones, retainer fee, $40,000; meeting fees, $12,000;

•

Mr. Leland, retainer fee, $12,735 (prorated for Board service that began on June 16, 2016); meeting fees, $7,500, but none of the foregoing fees were paid after his assumption of the duties as the Company’s Interim President and Chief Executive Officer on October 10, 2016;

•	Mr. Lemmon, retainer fee, $40,000; meeting fees, $20,000;

•	Ms. Sullivan, retainer fee, $40,000; meeting fees, $17,500;

•	Mr. Tudor, retainer fee, $40,000; meeting fees, $11,000;

•

Mr. Dillon, the Company’s former President and Chief Executive Officer, retired from service on October 10, 2016 and served as an employee director on its Board, but was not compensated with a director retainer, meeting fees, or additional equity awards for his Board service.

(2)	The stock awards value in column (c) represents the amount of the annual equity awards granted to each director based upon director compensation information regarding such equity awards received from Mercer, the Company’s independent Executive Compensation Committee consultant. To determine the actual number of time-based restricted stock shares granted to each director, the dollar value amount is divided by a share price that is chosen by the Committee, which approximates the trading value of the Company’s stock before its February meeting. In 2016, the stock price chosen was $55.00. The stock award value for Mr. Leland is prorated for Board service that began on June 16, 2016. Also, the Company has adopted stock ownership guidelines for its directors whereby directors are required to hold twice their annual retainer fee in Company stock.

(3)	No option awards were granted by the Committee to the non-employee directors during 2016. Option awards granted to Mr. Dillon during the year are reflected in the Grants of Plan-Based Awards Table, p. 43.

(4)	No non-equity incentive plan compensation awards were granted to the non-employee directors during 2016. Any non-equity incentive plan compensation granted to Mr. Dillon during the year is reflected in the Summary Compensation Table, p. 39.

(5)	Currently, the Company provides no pension plan benefits and no non-qualified deferred compensation plans to its non-employee directors.

(6)	Payments reflect the value of tax gross-ups paid for 2012 equity awards that vested in 2016. The Company has discontinued the payment of gross-ups on all equity awards granted after December 31, 2012. Gross-ups for income taxes on equity awards granted prior to said date will remain payable upon vesting in accordance with the Company’s executive compensation program in effect at the time of grant. Additional amount of $2,000, $6,000, $20,000, and $10,000 are reflected for Messrs. Coley, Lemmon, Murphy, and Roach, respectively, for the incremental costs incurred by the Company to match gifts made by these directors to qualified charitable and/or educational institutions under the Company’s matching gift program.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws and regulations promulgated thereunder, the Company’s directors and executive officers are required to report their beneficial ownership (as defined in such laws and regulations) of the Company’s Common Stock and any changes in that ownership to the SEC and NYSE. Specific due dates for the reports have been established and the Company is required to report in this Proxy Statement any failure to file by said due dates. Based solely upon a review of the SEC Forms 3 and 4 filed during the year 2016, and Form 5s filed with respect to such year, and information provided in the annual director and officer questionnaires, we believe each of the Company’s directors and executive officers satisfied their filing requirements for our fiscal year ended December 31, 2016, except that a Form 4 disclosing two separate purchases of Company shares by Robert C. Nolan was inadvertently filed less than one week late on November 9, 2016.

CERTAIN STOCK OWNERSHIP

The following tables set forth information, by the categories listed, concerning beneficial ownership of Common Stock of the Company with respect to (1) each person or entity who has filed reports with the Company pursuant to applicable SEC rules disclosing ownership of as much as five percent or more of the Company’s Common Stock, (2) for each director (including those nominated for re-election), (3) each of the named executives listed in the “Summary Compensation Table” on p. 39 of this Proxy Statement, and (4) directors and officers as a group.

OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Name and Address of Beneficial Owner	Amount and Nature of beneficial Ownership(1)		Percentage (2)
Southeastern Asset Management, Inc.	1,827,558	(3)	14.99%
6410 Poplar Ave., Suite 900
Memphis, TN 38119

Wellington Management Group, LLP	1,432,118	(4)	11.75%
280 Congress Street
Boston, MA 02210

BlackRock, Inc.	1,314,402	(5)	10.78%
55 East 52nd Street
New York, NY 10055

The Vanguard Group	926,518	(6)	7.60%
100 Vanguard Blvd.
Malvern, PA 19355

Pictet Asset Management, SA	614,867	(7)	5.04%
60 Route des Acacias
1211 Geneva 73
Switzerland

Brown Advisory Incorporated	609,829	(8)	5.00%
901 South Bond Street, Ste. 400
Baltimore, MD 21231

Footnotes to Ownership of Certain Beneficial Owners Table

(1)	Includes Common Stock for which the indicated owner has a beneficial interest as indicated in the owner’s Schedule 13 filings for the period ended December 31, 2016.

(2)	Percentage ownership is as of December 31, 2016 and based upon total outstanding shares of 12,188,002.

(3)	An investment company registered under Section 8 of the Investment Company Act and advisor to Longleaf Partners Funds, specifically the Longleaf Partners Small-Cap Fund, holding sole dispositive power for 19,400 shares and shared voting and dispositive power for 1,808,158 shares. Filed Schedule 13G/A with the SEC February 14, 2017 and subsequently filed Schedule 13D with the SEC on February 22, 2017.

(4)	Effective January 1, 2015, Wellington Management Company, LLP changed its name to Wellington Management Group LLP. An investment adviser in accordance with §240.13d-1(b)(1)(ii)(E) holding beneficial interest and shared dispositive power for all shares listed and shared voting power as to 1,055,238 of the shares listed. Filed Schedule 13G/A with the SEC on February 9, 2017.

(5)	A parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) holding sole dispositive and beneficial interest for all shares listed and sole voting power for 1,288,341 of the shares listed. Filed Schedule 13G/A with the SEC on January 12, 2017.

(6)	An investment adviser in accordance with §240.13d-1(b)(1)(ii)(E) holding sole voting power of 21,052 shares and shared voting power as to 2,485 shares with sole dispositive power of 903,596 of the shares listed and shared dispositive power of 22,922 of the shares listed. Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd., each a wholly-owned subsidiary of the Vanguard Group, Inc., are the beneficial owner of 20,437 shares and 3,100 shares, respectively. Filed Schedule 13G/A with the SEC on February 9, 2017.

(7)	An investment advisor in accordance with §240.13d-1(b)(1)(ii)(E) holding beneficial interest of all shares listed and shared dispositive power and voting power for all shares listed. Filed Schedule 13G with the SEC on February 13, 2017.

(8)	A bank as defined in Section 3(a)(6) of 15 U.S.C. 78c and a parent holding company in accordance with §240.13d-1(b)(1)(ii)(G) holding beneficial interest and shared dispositive power for all shares listed and sole voting power for 606,740 shares. Filed Schedule 13G with the SEC on February 10, 2017.

OWNERSHIP OF DIRECTORS AND OFFICERS(1)

	Name	Personal, with full voting and investing power(2)		Personal, as beneficiary of trust(s)	Spouse and other household members (3)	Voting and investment power only, and not included in other columns(4)		Subject to options exercisable within 60 days	Total	Percent of outstanding (if greater than .9%)
Directors	Randolph C. Coley	13,274		—	—	—		—	13,274	—
	Bert H. Jones	4,046		—	—	—		—	4,046	—
	Rev. Christoph Keller, III	58,166		63,980	—	111,133	(5)	—	233,279	1.9%
	D. Mark Leland	9,787		—	—	—		—	9,787	—
	David L. Lemmon	12,112		—	—	—		—	12,112	—
	R. Madison Murphy	1,162		224,666	22,106	220,528	(6)	—	468,462	3.8%
	Robert C. Nolan	83,341		—	2,805	19,391	(7)	—	105,537	—
	R. Hunter Pierson, Jr.	43,595	(8)	—	107,453	241,961	(9)	—	393,009	3.2%
	J. Thurston Roach	9,112		—	—	—		—	9,112	—
	Lenore M. Sullivan	3,646		—	—	—		—	3,646	—
	Robert B. Tudor, III	13,274		—	—	—		—	13,274	—
Named Executive Officers	Kent L. Streeter	20,226		—	—	—		4,047	24,273	—
	David V. Meghreblian	26,057		—	—	—		10,792	36,849	—
	Jim F. Andrews, Jr.	14,776		—	—	—		9,880	24,656	—
	Byrom L. Walker	7,806		—	—	—		1,253	9,059	—

Retired Director/ Former Named Executive Officer	Ray C. Dillon	93,130	(10)	—	—	—		—	93,130	—
	Kenneth D. Mann	18,500	(11)	—	—	—		—	18,500	—
All	All directors, together with six executive officers, as a group	432,010		288,646	132,364	593,013		25,972	1,472,005	12.1%

(1)	Share totals and percentage of outstanding are as of February 24, 2017 based on total outstanding shares of 12,200,999.

(2)

Included are shares of “time-based restricted stock” and/or “performance-based restricted stock” awarded in February 2014, 2015, 2016, and 2017 pursuant to the Company’s 2002 Stock Incentive Plan, as amended. Such shares are subject to time vesting requirements or to time and performance vesting requirements, but the recipients are entitled to vote the non-vested shares represented by the awards upon their grant and receive dividends declared on the Common Stock of the Company. The amounts of these categories of non-vested stock for each individual are: Mr. Streeter, 10,471 shares; Mr. Meghreblian, 9,686 shares; Mr. Andrews, 10,107 shares; Mr. Walker 3,463 shares; Messrs. Lemmon, Nolan, and Roach 4,202 shares each; Messrs. Coley, Keller, Murphy, Pierson and Tudor 5,364

Footnotes to Ownership of Directors and Officers Table, continued

shares each; Mr. Jones and Ms. Sullivan 3,646 shares each; and Mr. Leland 9,787 shares of which 7,540 shares were granted for interim service as CEO and 2,247 shares were granted for Board service.

(3)	Includes shares directly owned and shares owned as beneficiary of trust(s).

(4)	Includes shares held as a trustee for others and shares owned by a corporation or other organization of which the named person or an immediate family member is an officer, director, partner or member, and has sole or shared investment power.

(5)	Includes shares for which Rev. Keller is trustee and/or co-trustee under a family trust. Beneficial interest is expressly disclaimed.

(6)	Includes 51,000 shares owned by The Murphy Foundation of which Mr. Murphy is President. Beneficial ownership is expressly disclaimed. Also includes 169,528 shares held by a limited partnership of which Mr. Murphy is a member of the LLC that is the corporate general partner. Mr. Murphy and his spouse have a beneficial interest in 2,674 shares held by the limited partnership. Mr. Murphy has a beneficial interest in 37,792 shares held by the limited partnership; such shares are not included in this category to avoid double counting.

(7)	Includes shares for which Mr. Nolan is co-trustee for the benefit of others: (a) shares held by the Nolan Foundation (3,365) and (b) shares held by the Robert C. Nolan 1972 Trust (16,026), all for which beneficial ownership is expressly disclaimed. Does not include 2,805 shares held by Mr. Nolan’s spouse, which is reported in the “spouse and other household members” column.

(8)	Shares reported include 28,886 shares contained in an investment account, which was pledged as collateral for a line of credit extended to Mr. Pierson and his spouse by JP Morgan Chase. As of February 24, 2017, no amounts were drawn on that line of credit.

(9)	Mr. Pierson’s spouse shares investment authority by virtue of being an officer and director of a private company, which serves as general partner to family limited partnerships. Beneficial interest is expressly disclaimed.

(10)	Mr. Dillon retired from service as the Company’s President and CEO and as a director on October 10, 2016. Total shares reported include those that vested pursuant to his retirement agreement on that same date as well as the deduction of forfeited shares pursuant to his retirement agreement.

(11)	Mr. Mann’s employment was terminated for cause on February 24, 2017. Shares reported reflect the forfeiture of all unvested shares and stock options as well as shares that vested on February 20, 2017, which were also forfeited.

COMPENSATION DISCUSSION AND ANALYSIS

Our Compensation Discussion and Analysis provides a detailed description of our executive compensation philosophy and programs as well as the relevant decisions and factors considered by the Executive Compensation Committee (“Committee”) in establishing our executive compensation programs for 2016. For 2016, our Named Executive Officers (“NEOs”) were:

Name	Position
D. Mark Leland	Interim President & Chief Executive Officer (CEO 10/10/16 - 3/8/17)
Ray C. Dillon	Former President & Chief Executive Officer (CEO 1/1/16 - 10/10/16)
Kenneth D. Mann	Vice President, Treasurer, & Chief Financial Officer (CFO)
Kent L. Streeter	Vice President, Operations
David V. Meghreblian	Vice President, Real Estate
Jim F. Andrews, Jr.	Vice President, General Counsel, & Secretary

CEO Transitions 2016 – 2017

On October 10, 2016, Ray C. Dillon, the Company’s President and CEO since July 1, 2003, retired from service. Mr. Dillon also retired from service to the Company’s Board of Directors on that same date and the Company entered into a retirement agreement with Mr. Dillon. The announcement of Mr. Dillon’s retirement was reported on SEC Form 8-K filed on October 12, 2016 and a copy of his retirement agreement was attached thereto as Exhibit 10.1. Per the retirement agreement, Mr. Dillon received a lump sum cash payment and the accelerated vesting of all time-based restricted stock and all unvested stock options, an additional grant of 2016 performance-based restricted stock as well as accelerated vesting of a portion of his performance-based restricted stock and forfeiture of a portion of his performance-based restricted stock.

With Mr. Dillon’s retirement, the Company’s Board of Directors appointed independent director, D. Mark Leland, as the Company’s interim President and CEO on October 10, 2016. Mr. Leland’s appointment and compensation was also reported on SEC Form 8-K filed on October 12, 2016. Per the Board’s agreement with Mr. Leland, his compensation consisted of an annual base salary prorated for his period of interim service and a grant of time-based restricted stock with a one-year vesting period, but with accelerated prorated vesting in the event that the Company found a replacement for Mr. Leland within said one-year period to serve as the permanent President and CEO.

On February 27, 2017, the Company announced the appointment of John D. Enlow, Sr. as the Company’s new permanent President and CEO, effective March 8, 2017. The announcement of Mr. Enlow’s appointment was reported on SEC Form 8-K filed on February 27, 2017 and a copy of the executed offer letter between the Company and Mr. Enlow was attached thereto as Exhibit 10.1. Mr. Enlow’s beginning compensation consisted of an annual base salary, a target cash incentive opportunity equal to 85 percent of his base salary, a sign-on bonus, and long term incentive (“LTI”) equity awards.

CFO Transition in 2017

On February 24, 2017, the Company terminated the employment of its CFO, Kenneth D. Mann for cause and the Company’s Controller, Byrom L. Walker, was named as interim CFO. These events were reported on SEC Form 8-K filed on February 27, 2017.

The foregoing transitions in the CEO and CFO positions affected the reporting of 2016 compensation. Accordingly, additional details regarding the 2016 compensation for Messrs. Dillon, Leland, and Mann are reflected, as applicable, in the tables and related footnotes that follow.

Executive Summary of 2016 Key Accomplishments and Milestones

In 2016, Deltic achieved many notable financial and operational milestones and implemented multiple strategic initiatives that will be instrumental to our future success. Key accomplishments and milestones for 2016 include:

➢	The generation of cash flow of $52 million, a 75 percent increase from 2015

➢	The price on Deltic’s common shares reached an all-time high ($80.06 on December 16, 2016)

➢	The repurchase of 328,783 shares of Deltic common stock, or 2.7 percent of the shares outstanding at the beginning of 2016

➢	The retirement of a $40 million 6.1% fixed interest rate private placement note in December, which reduced the weighted average interest rate on the Company’s debt to 2.9% going into 2017

➢	The investment of $44.8 million dollars into the Company’s operations through capital projects, including 1) replanting all acres harvested during 2015; 2) completion of a new small-log processing line at the Ola Mill to increase lumber production capacity; 3) ordering new chains for the press at the MDF plant to maximize production uptime; 4) continuation of the widening of Rahling Road due to continued growth in the Company’s Chenal Valley real estate development; and 5) developing additional residential lots to offer for sale and the sale of essentially all new lots offered during 2016

➢	A net income tax benefit from the capital gain treatment of the income from timber harvesting activities, resulting from the renewal of the Federal Timber Revitalization and Economic Enhancement Act (the “TREE Act”) for 2016, of $1.3 million

➢	The harvest of 777,182 tons of pine sawtimber, an increase of 3 percent from 2015

➢	The harvest of 508,482 tons of pine pulpwood, an increase of 29 percent, as the Company intensified its critical forest health maintenance program

➢	The sale of 274.6 million board feet of lumber, an increase of 4.9 percent from 2015, at a 8.7 percent higher average sales price

➢	The sale of 130 residential lots, an increase of 30 lots over 2015

➢	The sale of 33.95 acres of real estate property zoned for commercial use in Chenal Valley, at an average sale price of $207,000 per acre, versus no commercial use acreage sold during 2015

Because of these financial and operational achievements during 2016, Deltic achieved 74.92 percent of the 2016 threshold GAAP net income goal of $17.2 million established by the Committee under our annual cash incentive program. Therefore, the Company’s NEOs, other than those serving as CEO (due to partial year service) and CFO (due to termination), received a cash incentive award for 2016.

In regard to Deltic’s total shareholder return (“TSR”) versus the peer group established by the Committee for the performance-based restricted stock (“PBRS”) awards with a four-year vesting period ending in February 2016 (i.e., the PBRS awards granted in February 2012), the TSR was below the threshold level required for any shares to vest. Thus, none of the Company’s NEOs received any payouts related to these awards. As to time-based restricted stock awards with a four-year vesting ending in February 2016, all of the Company’s NEOs, except Mr. Leland due to his interim service and Mr. Mann due to his termination, vested in these shares originally granted in February 2012.

Overall, our executive compensation program is designed to attract and retain talented, competent, and high caliber executives capable of leading a natural resource company in meeting its fair, but aggressive, performance targets. Consistent with prior years, our 2016 executive compensation program was based upon the following guiding principles:

➢	Emphasizing pay for performance

➢	Designing compensation programs that are aligned with best practices in the market

➢	Providing compensation opportunities at levels competitive to those of our comparator groups

➢	Ensuring alignment with shareholder value creation

These guiding principles are reinforced further by the following best practices found in our compensation programs:

What We Do
✓	Pay for performance
✓	Capped incentive plan (annual and long-term) opportunities
✓	A majority of long-term incentives are performance-based
✓	Limited perquisites
✓	Double-trigger change-in-control cash severance
✓	Annual risk assessment for compensation programs
✓	Clawback policy
✓	Robust stock ownership guidelines
✓	Use of an independent compensation consultant
✓	Tally sheets reviewed as part of compensation setting process

What We Do NOT Do
×	Excise tax gross-ups in new or amended agreements
×	Allow hedging of company shares (anti-hedging policy)
×	Re-pricing of underwater options
×	Gross-ups on perquisites
×	Gross-ups on new long-term incentive grants

Shareholder Outreach and Key Changes to the Executive Compensation Program

In 2016, the “Say on Pay” vote on our executive compensation program received over 99 percent shareholder approval at our annual meeting of shareholders. Overall, the Committee considered this result as evidence of strong stockholder support of its executive compensation decisions and policies.

Consistent with prior years, the Committee viewed shareholder outreach as an opportunity to receive further feedback on the Company’s executive compensation program, as well as consider any needed modifications to the program. Comments received in 2016, along with those gathered in recent years, were carefully considered and thoroughly reviewed by the Committee. Based on this outreach, consideration, and the results of the 2016 stockholder “Say on Pay” vote, no key changes were made to the program during 2016. However, key changes made in 2015 received strong shareholder support in 2016 and, as a result, have remained a part of our executive compensation program. Below is a recap of the key changes that were made in 2015 and continued for 2016.

Recap of Key Program Changes Made in 2015 and Continued for 2016

Based upon the comments and feedback received during our shareholder outreach efforts, as well as the annual review of our executive compensation programs against market best practices, we decided to make the following program changes effective in 2015 and continue them for 2016:

✓	Modification of the target long-term incentive (“LTI”) mix to include 50 percent performance-based restricted stock (“PBRS”), 25 percent stock options, and 25 percent time-based restricted stock. This change also increased the overall weighting of performance-based LTI (PBRS plus stock options) to 75 percent, up from 67 percent;

✓	Capped payouts for performance-based restricted stock grants at 50 percent of the target opportunity if Deltic’s absolute TSR is negative (regardless of positioning relative to Deltic’s TSR Peer Group); and

✓	Adopted a more robust TSR Peer Group that better reflects companies against which we compete on an operational basis and/or for equity investment dollars

As in prior years, the Committee will continue to review the annual shareholder “Say on Pay” vote results, as well as other feedback from our shareholders, and determine whether to make any future changes in light of the comments it receives and the prevailing market practices.

Key Components of Our Executive Compensation Program

The following table outlines the key components of our executive compensation program as well as how each component reinforces one or more facets of our executive compensation philosophy and goals:

Component	Rationale/Purpose
Base Salary	• Attract and retain high performing individuals • Reflect an individual’s skills, experience, and performance
Annual Cash Incentive	• Drive achievement of annual financial and strategic goals • Align interests and wealth creation with those of shareholders
Performance-based Restricted Stock and Stock Options	• Drive achievement of long-term financial and strategic goals • Align interests and wealth creation with those of shareholders
Time-based Restricted Stock	• Facilitate retention • Align interests and wealth creation with those of shareholders
Retirement Programs: -Defined Benefit Plan -Defined Contribution Plan -Supplemental Retirement Plan	• Attract and retain high performing individuals • Recognize sustained value-added contributions of executives over time
Change-in-Control (“CIC”) and Severance Agreements

•    Encourage attraction and retention of executives critical to our long-term success and competitiveness

•    In the case of a CIC, align interests and wealth creation with those of shareholders while also ensuring leadership stability during the transaction

Perquisites	• Provided on a limited basis • Attract and retain high performing individuals • Helps to ensure executive can remain focused on execution of the business strategy

Establishing Annual Compensation Levels

In setting annual compensation levels for our executive officers, the Committee thoughtfully considers all elements of Deltic’s compensation programs, both separately and as a total package, to help ensure that our executive compensation objectives are met. In making its decisions, the Committee considers multiple relevant internal and external factors as it deems appropriate, including but not limited to: the Company’s business objectives and strategy, market best practices and trends with respect to compensation program design and levels, executive talent attraction and retention needs, and each executive’s role/responsibilities, and each NEO’s performance in his/her role.

Comparator Groups

In order to ensure that our executive compensation program is reasonable and competitive in the marketplace, the Committee compares our program to those at other companies against which we compete on an operational basis and/or for executive talent. Consistent with prior years, for 2016, the Committee used a holistic approach in selecting the comparator groups used to benchmark our executive compensation program. This approach considered key relevant factors, such as industry and “size” (defined primarily by revenue and market value) and consisted of the following sources:

➢	Custom survey of 21 companies that operate in the forest products sector

➢	Market compensation surveys focusing on companies of a size similar to that of Deltic and that operate in the forest products sector, with an average of 32 companies per survey

➢	Market compensation surveys focusing on companies of a size similar to that of Deltic and that operate in the manufacturing sector, with an average of 34 companies per survey

➢	Market compensation surveys focusing on companies of a size similar to that of Deltic from all industry sectors

This holistic approach allows the Committee to understand the competitive marketplace from multiple different perspectives, as well as adjust for Deltic’s size relative to the comparator group companies, when setting executive compensation levels. The total number of participants from the various comparator groups used were too numerous to be listed out individually.

The Committee (working with compensation consultants retained separately by the Committee and the Company) reviews its holistic approach annually to ensure that it continues to serve as an appropriate methodology for benchmarking our executive compensation program and levels.

Base Salary

Base salary levels for our NEOs are established annually and are set at competitive levels based upon market data as well as an individual’s skills, experience, and performance. This helps to ensure that we attract and retain the high caliber executives necessary to successfully execute our business strategy. In general, base salaries for our NEOs have been set at or near the market median levels for comparable roles.

The following table shows the base salaries effective for the NEOs for 2016. Increases were provided to three NEOs in order to position their base salaries more competitively with the market median levels for comparable roles. Base salaries for the other NEOs were determined to already be aligned with the market median, and thus no increases were provided:

Name	Base Salary As of 12/31/2015		Base Salary Effective 3/1/2016	Percentage Change
D. Mark Leland*	$	N/A	$578,000	N/A
Ray C. Dillon**		$578,000	$578,000	0.0%
Kenneth D. Mann		$361,000	$362,000	0.3%
Kent L. Streeter		$293,000	$293,000	0.0%
David V. Meghreblian		$238,000	$243,000	2.1%
Jim F. Andrews, Jr.		$270,000	$277,000	2.6%

*	Mr. Leland was elected Interim President and CEO on October 10, 2016 and the Committee determined the existing annual base salary for said position was appropriate considering Mr. Leland’s skills and experience. As to Mr. Leland’s 2016 annual base salary, he was paid only for the time actually served as Interim President and CEO.

**	Mr. Dillon’s service as President and CEO concluded with his retirement on October 10, 2016 and his 2016 annual base salary was paid only for the time actually served as President and CEO.

Annual Cash Incentive Compensation

Consistent with our strong pay for performance philosophy and in order to align our executive officers’ interests with those of our shareholders, the Committee established an annual cash incentive program to motivate and reward executives for achieving annual performance objectives.

At the beginning of each year, the Committee establishes target annual cash incentive award opportunities, expressed as a percentage of base salary, for each of the NEOs. These target opportunities are set at competitive levels relative to comparable roles in the market based upon a review of market compensation data. For 2016, the target opportunities for the NEOs were:

Name	Target Cash Incentive Award (% of Base Salary)
D. Mark Leland	N/A
Ray C. Dillon	85%
Kenneth D. Mann	57%
Kent L. Streeter	50%
David V. Meghreblian	50%
Jim F. Andrews, Jr.	50%

Annual award opportunities are capped at 2.0x the target amounts shown in the table above.

Similar to previous years, the Committee determined that the primary metric for the 2016 annual cash incentive program would be audited GAAP net income. The Committee selected this metric because it believes that net income is a primary driver of shareholder value, provides direct accountability for the executive officers, and is an objective component in the calculation of non-equity incentive compensation. For those NEOs with segment-specific responsibilities (Messrs. Streeter and Meghreblian), overall annual cash incentive targets are split equally between corporate-level goals and segment operating performance, which is set in accordance with the Board-approved financial budget for the year (goals for these segments are not provided given their commercially sensitive nature):

Name	Metrics and Weightings
D. Mark Leland*	N/A
Ray C. Dillon	Audited GAAP Net Income = 100%
Kenneth D. Mann	Audited GAAP Net Income = 100%
Kent L. Streeter	Audited GAAP Net Income = 50% Operations Performance = 50%
David V. Meghreblian	Audited GAAP Net Income = 50% Real Estate Segment Performance = 50%
Jim F. Andrews, Jr.	Audited GAAP Net Income = 100%

*	Due to his interim service as President and CEO, which began on October 10, 2016, no cash incentive compensation was established by the Committee for Mr. Leland during 2016.

At the beginning of 2016, the Committee established the following performance levels and payout percentages related to the 2016 audited GAAP net income metric under the annual cash incentive plan:

2016 Audited GAAP Net Income	Payout (% of Target)
$30 million or higher	200%
$17.198 million	100%
$7.5 million	50%
Below $7.5 million	0%

For audited GAAP net income performance between the levels shown in the table above, payouts would be linearly interpolated. Given that the Company achieved $9.245 million in audited 2016 GAAP net income, which for purposes of cash incentive calculations was adjusted to $12.334 million by the Board in February 2017 to offset the unexpected and nonrecurring nature of the corporate expenses related to Mr. Dillon’s retirement and expenses associated with the Company’s CEO search, payouts were made, on a linearly interpolated basis at 74.92 percent of target with respect to this metric as the Board determined the aforementioned expenses should not be charged against 2016 NEO performance or against the 2016 performance of the Company’s other employees. The adjustment made by the Board was applicable to all qualifying employees, including, and as applicable and as discussed herein, the NEOs. In addition, performance for the Woodlands and Manufacturing segments (“Operations”) was below their respective target levels, but still qualified for a partial payout, while the performance for the Real Estate segment was above its respective target level, resulting in payouts of

8.58 percent of target (for Operations) and 107.17 percent of target (for Real Estate). Final 2016 annual cash incentive payouts are shown in the following table:

Name	Metrics and Weightings	Performance Factor	Final 2016 Award
D. Mark Leland*	N/A	N/A	$ —
Ray C. Dillon*	N/A	N/A	$ —
Kenneth D. Mann**	Audited GAAP Net Income = 100%	Audited GAAP Net Income = 74.98%	$ 177,000
Kent L. Streeter	Audited GAAP Net Income = 50% Operations Segment Performance = 50%	Audited GAAP Net Income = 74.98% Operations Segment Performance = 8.58%	$ 62,409
David V. Meghreblian	Audited GAAP Net Income = 50% Real Estate Segment Performance = 50%	Audited GAAP Net Income = 74.98% Real Estate Segment Performance = 107.17%	$ 110,620
Jim F. Andrews, Jr.***	Audited GAAP Net Income = 100%	Audited GAAP Net Income = 74.98%	$ 119,000

*	No cash incentive compensation was awarded due to the NEO’s partial year service during 2016.

**	The amount shown reflects a Board-approved 15 percent increase for outstanding job performance. However, due to his for cause termination on February 24, 2017, payout of this cash incentive was forfeited by Mr. Mann.

***	The amount shown reflects a Board-approved 15 percent increase for outstanding job performance.

Long-Term Equity-Based Compensation (“LTI”)

Long-term incentive awards are intended to drive sustained value creation and are set at market competitive levels. At its annual February meeting, the Committee, with the assistance of Mercer (its independent compensation consultant), determines a specific dollar amount for each NEO eligible for LTI awards. The specific dollar amount is calculated, taking into consideration the nature of the NEO’s position, his/her responsibilities and contributions to the Company, and equivalent awards to NEOs in similar positions at companies comparable to Deltic.

As in prior years, the LTI mix for 2016 consisted of stock options, time-based restricted stock, and performance-based restricted stock. Beginning in 2015, we increased the weighting on performance-based restricted stock to 50 percent, with stock options and time-based restricted stock each being weighted 25 percent.

Thus, 75 percent of our NEO’s LTI awards are performance-based (stock options plus performance-based restricted stock). For 2016, the Committee granted the following LTI awards to our NEOs:

Name	Target LTI $ Value	# of Perf.- Based Restricted Shares	# of Time- Based Restricted Shares	# of Stock Options
D. Mark Leland*	$500,000	—	7,540	—
Ray C. Dillon**	$776,000	8,017	3,527	9,903
Kenneth D. Mann	$357,000	3,688	1,623	4,556
Kent L. Streeter	$232,000	1,556	686	1,925
David V. Meghreblian	$186,000	1,922	846	2,374
Jim F. Andrews, Jr.	$198,000	2,046	900	2,527
Weighting		50%	25%	25%
Performance-based Awards		✓		✓

*	Due to Mr. Leland’s interim service as the Company’s President and CEO, the Committee determined that the granting of time-based restricted shares was the most appropriate form of equity compensation. Per the terms of this grant, these shares were to vest over a one-year period beginning on October 10, 2016 and will vest on an accelerated and prorated basis in the event that the Company elects a permanent President and CEO during said one-year period.

**	As part of his retirement agreement, Mr. Dillon received immediate vesting of all his outstanding time-based restricted stock and all his unvested stock options on October 10, 2016. Mr. Dillon also received accelerated vesting on 21,279 shares of his outstanding performance-based restricted stock, and received an additional 2016 grant of 5,946 shares with the remaining shares being forfeited, on that same date. Additional information regarding Mr. Dillon’s LTI awards is provided in the tables that follow.

Performance-Based Restricted Stock

Performance-based restricted stock (PBRS) grants help to emphasize our strong pay for performance philosophy while incentivizing our executives to successfully execute our long-term business strategy.

Vesting Criteria	Performance/ Vesting Period	Metric & Weighting	Relative Metric	Comparator Group

Performance and Continued Service	4 years	TSR (100%)	Yes	TSR Peer Group

The actual number of shares (if any) that vest for each of the Named Executive Officers will be determined at the end of a four-year period, and will be dependent upon the Company’s Total Stockholder Return (TSR) performance relative to the TSR for a select group of companies. The TSR peer group for the 2016 performance-based restricted stock grants was comprised of the following companies (in addition to Deltic Timber Corporation):

2016 TSR Peer Group
Boise Cascade	KapStone Paper & Packaging	Rayonier
CatchMark Timber Trust	Louisiana-Pacific	Schweitzer-Mauduit
Clearwater Paper	Neenah Paper	St. Joe
Domtar	P.H. Glatfelter	Universal Forest Products
Forestar Group	Pope Resources	WestRock
Graphic Packaging	Potlatch	Weyerhaeuser
International Paper

The Committee, in its collective business judgment, selected this group of companies as it best represents the companies against which Deltic competes for equity investment dollars. The Committee believes that TSR is a key factor for investors that choose to invest in the industry sectors in which Deltic operates and competes. The performance scale and payout percentages for the 2016 performance-based restricted stock grants are shown in the following table:

Deltic TSR vs. Peers	Payout (% of Target Shares that Vest)
75 Percentile	200%
50 Percentile	100%
25 Percentile	50%
Less than 25 percentile	0%

For TSR performance between the levels shown, payouts would be linearly interpolated. Also, if Deltic’s absolute TSR is negative, the maximum payout is capped at 50 percent of target even if the Company’s relative TSR versus the TSR Peer Group would indicate a higher payout percentage.

On February 15, 2016, the performance period for the 2012 award of performance-based restricted stock ended. Because the Company’s TSR over this period was less than 80 percent of the Composite Total Stockholder Return for the same period, the threshold performance level adopted for the 2012 PBRS grant, no shares related to TSR performance during this performance cycle vested or were awarded to any participants, including the NEOs, except as otherwise herein reported for Mr. Dillon in conjunction with his retirement agreement dated October 10, 2016.

Time-based Restricted Stock

Time-based restricted stock grants help facilitate retention of our NEOs while ultimately linking the value they receive to value created for our shareholders via stock price performance.

Vesting Criteria	Vesting
Continued Service	100% after 4 years

Stock Options

Stock options serve as the second of our performance-based LTI vehicles (in addition to performance-based restricted stock) and will ultimately only have value to the extent our stock price increases and is above the exercise price.

Vesting Criteria	Vesting	Term	Exercise Price
Continued Service	25% on each of the first four anniversaries of the grant date	10 years	Equal to the closing price of Deltic common stock on the NYSE on the date of grant

Stock Ownership Guidelines

In 2013, the Company adopted stock ownership guidelines for its executives (see the following table). Executives have until the end of February 2018 to comply with this requirement, if not already in compliance.

Position	Multiple of Base Salary
President & CEO	5.0x
Vice Presidents	2.0x

Presently, the Vice Presidents, including Byrom L. Walker, the Interim Chief Financial Officer, (all NEOs) are already in compliance with this requirement. As Mr. Leland served as the Company’s Interim President and Chief Executive Officer, he was not required to meet this particular stock ownership requirement for NEOs. Rather, as a director of the Company, he has a separate stock ownership requirement (see p. 19). On March 8, 2017, John D. Enlow, Sr. was appointed as the Company’s new permanent President and CEO and will be required to meet the above-listed stock ownership requirement for his position within five years.

Clawback Policy, Hedging Policy, & Restrictions on Pledging

Beginning in 2013, the Committee extended the clawback requirement that already existed under the Sarbanes-Oxley Act for the Company’s President and Chief Executive Officer and Vice President and Chief Financial Officer to the Company’s other Named Executive Officers. This requirement will remain in place until legal guidance is given pursuant to the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. At that time, the Company will implement a clawback policy for its Named Executive Officers consistent with these new requirements.

The Company has a written policy that prohibits directors, officers, and employees from engaging in any hedging transactions including, but not limited to transactions involving any publicly traded options, puts, calls, prepaid variable forward contracts, equity swaps, collars, exchange funds or other derivatives that are designed to hedge or speculate on any change in the market value of the Company’s securities without the full risks and rewards of ownership.

The Company also has a written policy that prohibits any pledging of Company securities, including the holding of Company securities in a margin account, by the Company’s directors and officers unless they have met their minimum equity ownership requirement. Once such minimum equity ownership has been achieved, the directors and officers must seek preclearance from the Company’s General Counsel prior to pledging any of the Company’s securities in excess of their minimum equity ownership requirement.

Retirement Benefits and Plans

The Company offers certain retirement benefits and a retirement savings plan to its employees, including the Named Executive Officers. These retirement benefits and retirement savings plans are described as follows:

Retirement Plan

All of the Company’s current Named Executive Officers including Mr. Dillon (now retired), but except Mr. Leland due to his interim service as the Company’s President and Chief Executive Officer beginning on October 10, 2016 and concluding March 8, 2017, are eligible to participate in the Retirement Plan of Deltic Timber Corporation (the “Retirement Plan”), a qualified defined benefit retirement plan. Eligible participants are employees who achieved 1,000 hours of service during a 12 month period after beginning their employment with the Company if such employment began no later than December 31, 2014. Eligible participants earn the right to receive a monthly benefit for life upon retirement. Effective January 1, 2015, the Committee discontinued eligibility for participation in the Retirement Plan for all newly hired and for re-hired employees. Accordingly, Mr. Enlow, with a hire date of March 8, 2017, is not an eligible participant in the Retirement Plan. Rather he, like other employees hired after December 31, 2014, have the benefits of the Company’s qualified defined contribution savings plan (See description under the heading “Retirement Savings Plan”). As for the Retirement Plan’s eligible participants, the retirement benefit is defined by a calculation, which is illustrated below:

•	[1.6% x Average Monthly Compensation x years of benefit service] minus

•	[1.5% x Primary Monthly Social Security Benefit x years of benefit service (limited to 33 1/3 years)]

“Average Monthly Compensation” is calculated using the participant’s highest 36 consecutive months of total compensation (salary plus non-equity compensation) out of his/her final 120 months of employment covered by the Retirement Plan.

“Primary Monthly Social Security Benefit” is defined as the monthly amount of the estimated Social Security benefit available upon the employee’s retirement.

If a participant retires between the ages of 55 and 61 and has 10 or more years of vesting service, the participant can begin receiving a reduced monthly benefit as defined by the formula in the Retirement Plan. The Retirement Plan does not require participants to retire at the normal retirement age. For those participants that retire later, the benefit calculation will use the actual retirement date and in no event will such benefit be less than that accrued at the normal retirement date.

The entire cost of the Retirement Plan is paid by the Company (the “Sponsor”), and participants are neither required nor permitted to make contributions to the Retirement Plan. Five years of service is the vesting period for the Retirement Plan. The provisions of the Retirement Plan, and the investment of its assets, are overseen by the Company’s Pension Investment and Employee Benefits Committee, whose members are appointed by the Board. During 2016, these committee members were Ray C. Dillon (January 1, 2016 – October 10, 2016), D. Mark Leland, who began service on October 10, 2016, Kenneth D. Mann, and Jim F. Andrews, Jr., who deliver a report annually to the Executive Compensation Committee. SunTrust Institutional Investment Solutions, a subsidiary of SunTrust Bank of Nashville, Tennessee, serves as the Retirement Plan’s trustee and the Pension Investment and Employee Benefits Committee has retained the independent firm of Merrill-Lynch to assist it in investment management oversight. The independent employee benefits consulting firm of Bryan, Pendleton, Swats and McAllister of Jackson, Mississippi, serves as actuary for the Retirement Plan.

Retirement Savings Plan

The Company also offers a qualified defined contribution savings plan [Internal Revenue Code Section 401(k)] to its employees, including the Named Executive Officers, except Mr. Leland due to his interim service as the Company’s President and Chief Executive Officer, known as the Thrift Plan of Deltic Timber

Corporation (the “Thrift Plan”), for which the Company fully matches the first five percent of tax-deferred base salary and non-equity compensation contributed by employees eligible to participate in the Retirement Plan. For employees not eligible to participate in the Retirement Plan, the Company contributes the five percent match and also contributes an additional four percent of base salary, with a three-year vesting period, to the Retirement Savings Plan on their behalf. All employee contributions, and the Company’s five percent match, are fully vested upon contribution. No Company matching level exists beyond the employee’s five percent contribution, but employees are otherwise able to contribute up to the limit prescribed by the Internal Revenue Code to the plan on a pre-tax basis. All employees may also make contributions to a supplemental account on an after-tax basis.

The Thrift Plan provides various investment funds to which employee contributions, along with the Company’s match, may be directed by the employee for investment. With limited exceptions as provided by the Internal Revenue Code, the before-tax invested funds may not be withdrawn until the participate reaches age 59 1/2. The provisions of the Thrift Plan, and the investment of its assets, are overseen by the Company’s Pension Investment and Employee Benefits Committee, described above. SunTrust Bank of Nashville, Tennessee serves as the trustee and the administrator. The Thrift Plan began in 1983 and was amended to its current form, in conjunction with the Company’s stock becoming publicly traded, effective January 1, 1997.

Supplemental Executive Retirement Plan

In addition to the Retirement Plan and Thrift Plan listed above, which are provided to employees as described above, the Company provides a supplemental executive retirement plan (the “SERP”) to its Named Executive Officers. The current SERP was amended and restated effective January 1, 2005 for conformance with the requirements of Internal Revenue Code Section 409A and has the intended purpose of restoring Retirement Plan and Thrift Plan benefits that would otherwise be unavailable to the Named Executive Officer due to limitations imposed by the Internal Revenue Code. The SERP constitutes an unsecured promise of the Company to pay benefits to the Named Executive Officers, including Mr. Dillon (now retired), but except Mr. Leland due to his interim service as the Company’s President and Chief Executive Officer, and their beneficiaries, in the future upon the occurrence of certain payment events. Currently, the SERP is unfunded for federal tax purposes and for purposes of Title I of the Employee Retirement Income Security Act (“ERISA”) of 1974. Though unfunded, the SERP account of each Named Executive Officer remains an unsecured contractual obligation of the Company. The amounts of those obligations are detailed in the 2016 Non-Qualified Deferred Compensation Table, p. 49.

The provisions of the SERP, and the investment of its assets, are overseen by the Committee. Investment options available to the Named Executive Officers in their SERP accounts are the same as those available to all employees under the Thrift Plan. Accordingly, the earnings on these investments are not regarded as “preferential”.

Perquisites and Other Benefits

Overall, we provided limited perquisites to our NEOs, and our NEOs also receive the same benefits as those provided to all other employees. Like other employees of the Company, the NEOs receive a Company match on Thrift Plan contributions and the sale of up to three weeks accrued, but unused, vacation time back to the Company each year. These other income items are detailed for each of the NEOs in the 2016 All Other Compensation Table in footnote 7 on p. 41.

Role of Executive Officers in Compensation Decisions

The Committee annually reviews each component of the total compensation paid to each NEO during its February meeting. This review covers base salary as well as the establishment of performance targets related to the Company’s incentive compensation plans, among other issues. At this meeting, the President and Chief

Executive Officer presents his evaluation of the performance of the other NEOs and his compensation recommendations for all NEOs, except himself, to the Committee. The Committee exercises its discretion in accepting or modifying these recommendations and independently makes the performance evaluation and compensation decisions with regard to the President and Chief Executive Officer. No other Named Executive Officer presents compensation recommendations to the Committee. The Committee members also interact with the Named Executive Officers through the Company’s internal reporting procedures and during the Board meetings and Board committee meetings during which their own personal performance evaluations of the Named Executive Officers can be made.

Role of Executive Compensation Committee

The Executive Compensation Committee administers our executive compensation programs and establishes and monitors the overall compensation strategy to ensure that these programs support the Company’s goals and objectives. The Committee is responsible for setting the compensation of the CEO and all other executive officers. As part of this process, the Committee, with assistance from its compensation consultant, reviews the total compensation packages (including using tally sheets), the components of the compensation packages, and market best practices with respect to comparable executives at similarly-situated companies. The Committee also consults with the other independent directors on the Board before setting annual compensation for our executive officers. In addition, the Chairman of the Committee regularly reports on Committee actions at Board meetings.

Role of Independent Compensation Consultant

To assist in its review, the Committee retained the services of a compensation consultant, Mercer, an independent and nationally recognized firm. At its meeting on February 15, 2017, the Committee affirmatively determined that neither Mercer, nor its representative, had a conflict of interest with either the Company or the Committee in regard to the compensation consulting services provided.

Compensation Risk Assessment

On an annual basis, the Company conducts a risk assessment with respect to compensation of the executive officers, with the assistance of Mercer. This risk assessment includes an analysis of the alignment of the Board’s expressed compensation philosophy and compensation goals with the Company’s strategic goals, short-term and long-term focus and timing issues, compensation drivers and potential risks of each type of pay component, vesting periods, stock ownership, and other factors. Benefit plans, stock plans, and compensation policies are also examined. This assessment is also reviewed annually with the Committee. As a result of this process, the conclusion was that the Company’s 2016 compensation policies were not reasonably likely to have a material adverse effect on the Company.

Agreements between the Company and the NEOs

Deltic does not have employment agreements with any of its NEOs. Each of the NEOs is subject to a Change-in-Control Agreement, the terms of which were previously disclosed by the Company on SEC Form 8-K. Formerly, and in the case of Mr. Dillon only, an Involuntary Severance Agreement had been in place that provided for certain levels of compensation related to select events. However, effective upon Mr. Dillon’s retirement on October 10, 2016, said agreement was no longer applicable and was not extended to Mr. Leland in his succession as Interim President and CEO of the Company. However, Mr. Enlow was provided with a Change-in-Control Agreement upon his hire date on March 8, 2017 as previously disclosed by the Company on SEC Form 8-K. Additional details on these provisions and amounts can be found in the section of this proxy entitled “2016 Potential Payments Upon Termination or Change In Control Table” beginning on page 50.

Non-Qualified Deferred Compensation

The tax rules applicable to non-qualified deferred compensation arrangements were impacted by the enactment of the American Jobs Creation Act on October 22, 2004, codified as Internal Revenue Code Section 409A. As of December 31, 2016, the Company is in full compliance with Internal Revenue Code Section 409A.

Tax Deductibility of Executive Compensation

The Committee annually reviews and considers the deductibility of executive officer compensation under Section 162(m) of the Internal Revenue Code, which is discussed herein on p. 56.

Executive Compensation Committee Report

The Executive Compensation Committee of the Board of Directors for Deltic Timber Corporation has reviewed and discussed the contents of this Compensation Discussion and Analysis, required by Item 402(b) of SEC Regulation S-K, with the Company’s management and its executive officers, and based on such review and discussions, recommended to the Board that it be included in this Proxy Statement.

THE EXECUTIVE COMPENSATION COMMITTEE

R. Madison Murphy, Chairman

Christoph Keller, III

Robert C. Nolan, ex officio

R. Hunter Pierson, Jr.

Bert H. Jones

David L. Lemmon

Robert B. Tudor, III

Lenore M. Sullivan

2016 SUMMARY COMPENSATION TABLE

The Summary Compensation Table shown below summarizes the total compensation earned by the Company’s Interim Chief Executive Officer, Former Chief Executive Officer, Chief Financial Officer, and its three other most highly compensated officers – the “Named Executive Officers” or “NEOs” for the year ended December 31, 2016. Messrs. Mann, Streeter, Meghreblian and Andrews served in their individual capacities, as designated below, during the entire year. During 2016, Mr. Dillon served as President and CEO from January 1, 2016 until his retirement on October 10, 2016 and thereafter Mr. Leland served as the Interim President and CEO from October 10, 2016 through December 31, 2016.

As shown below, the Named Executive Officers received base salary, equity awards, option awards, non-equity incentive plan compensation, and other forms of compensation during the year. The Company’s method for determining the total compensation paid to these officers is discussed under the heading “Compensation Discussion and Analysis” starting at p. 24.

Name and Principal Position (a)	Year (b)	Base Salary(1) $ (c)	Bonus(2) $ (d)	Stock Awards(3) $ (e)	Option Awards(4) $ (f)	Non-Equity Incentive Plan Compensation(5) $ (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(6) $ (h)	All Other Compensation(7) $ (i)	Total $ (j)
D. Mark Leland Interim President & Chief Executive Officer	2016	131,532	—	499,977	—	—	—	760	632,269
	2015	—	—	—	—	—	—	—	—
	2014	—	—	—	—	—	—	—	—
Ray C. Dillon Former President & Chief Executive Officer	2016	448,691	—	1,094,958	—	—	1,167,584	2,269,804	4,981,037
	2015	578,000	—	779,236	197,811	—	136,926	197,416	1,889,389
	2014	578,000	—	791,614	204,047	—	108,103	251,751	1,933,515
Kenneth D. Mann	2016	361,833	—	344,820	92,897	177,000	337,327	89,446	1,403,323
Vice President, Treasurer & Chief Financial Officer	2015	361,000	—	317,535	80,593	—	62,864	92,884	914,876
	2014	360,000	—	298,663	76,961	—	270,449	102,975	1,109,048

Kent L. Streeter Vice President, Operations	2016	293,000	—	145,552	39,251	62,409	132,793	60,682	733,687
	2015	293,000	—	186,395	47,336	17,536	41,237	68,591	654,095
	2014	292,166	—	222,244	57,278	17,536	107,788	76,087	773,099
David V. Meghreblian Vice President Real Estate	2016	242,167	—	179,712	48,406	110,620	257,618	45,627	884,150
	2015	236,833	—	174,120	44,188	35,747	45,646	58,286	594,820
	2014	229,500	—	179,583	46,802	35,747	214,954	63,378	769,964
Jim F. Andrews, Jr. Vice President, General Counsel, Secretary	2016	275,833	—	191,274	51,526	119,000	98,489	51,047	787,169
	2015	269,000	—	180,628	45,848	—	54,185	52,140	601,801
	2014	258,333	—	181,531	46,277	—	109,720	33,514	629,375

(1)	The amounts shown in column (c) are strictly base salary amounts included on IRS Form W-2 for the years shown. Except for Thrift Plan contributions, no amounts of salary were deferred.

(2)	None of the Named Executive Officers received payments that, for these disclosure purposes, the Company characterizes as “Bonus” for any of the reporting periods. The incentive cash award earned by, and as applicable to, each NEO during 2014, 2015, and 2016 is classified herein as “Non-Equity Incentive Plan Compensation” disclosed at column (g).

(3)

The amounts shown in column (e) reflect the full grant date fair value of the restricted stock awards (both time-based and performance-based) granted under the Company’s 2002 SIP for the years shown in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. During 2016, and except in the case of Mr. Dillon’s retirement agreement dated October 10, 2016, there were no re-pricings or modifications of stock awards and there were no forfeitures by any of the above

Footnotes to Summary Compensation Table, continued

Named Executive Officers. However, on February 24, 2017, Mr. Mann’s employment was terminated for cause and such resulted in a forfeiture of all of these grants shown for 2014, 2015, and 2016 as of that date. In valuing the performance-based restricted stock, the target share amounts were utilized as the most probable outcome for these performance units. As to performance-based restricted stock, and assuming achievement of the highest performance conditions upon vesting in 2020, the reported amounts for 2016 would be increased by the following amounts: Mr. Streeter, $107,777; Mr. Meghreblian, $132,387; and Mr. Andrews, $140,928. Amounts reported for Messrs. Dillon and Mann are not subject to any possible increase due, respectively, to retirement in 2016 and termination in 2017. Additional information regarding the calculation of Mr. Dillon’s stock awards is presented in footnotes number 7 and 8 of the Grants of Plan-Based Awards Table on p. 44.

(4)	The amounts shown in column (f) reflect the full grant date fair value of the option awards granted under the Company’s 2002 SIP, as amended, for the years shown, in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, utilizing the Binomial Model value of $20.39 per share for 2016; $24.40 per share for 2015; and $21.87 per share for 2014. The exercise price of these option grants was determined by the closing price on the date of grant. During 2016, there were no re-pricings or modifications of option awards to the NEOs, except Mr. Dillon, who was awarded accelerated vesting on his option grants as part of his retirement agreement on October 10, 2016. Additional information regarding the calculation of Mr. Dillon’s stock option awards is presented in footnote number 9 of the Grants of Plan-Based Awards Table on p. 44. During 2016, there were no forfeitures by any of the NEOs. However, on February 24, 2017, Mr. Mann’s employment was terminated for cause and such resulted in a forfeiture of all vested and unvested stock options on that date.

(5)	The amounts reported in column (g) reflect performance-based cash incentive awards and fall outside the scope of the fair value-based measurement method. These amounts were earned during the year ended December 31, 2016, were reviewed by the Committee on February 15, 2017, and paid in full by the Company on February 24, 2017. No amounts payable under the performance-based cash incentive awards were deferred, either at the election of the NEOs, or per the Committee’s direction. Messrs. Dillon and Leland did not receive performance-based cash incentive awards due to their partial year service in 2016. On February 24, 2017, Mr. Mann’s employment was terminated for cause and such resulted in a forfeiture of the entire amount shown for 2016. In calculating the non-equity incentive compensation payable from the formulas shown on pp. 29-31, the Committee uses the Named Executive Officer’s annualized monthly salary at year’s end. The annualized amount differs from the amount reported in column (c) as the Committee conducts a salary review during its February meeting each year. In 2016, any increase received by a Named Executive Officer would be effective March 1, 2016. These annualized salary amounts used for the non-equity incentive compensation calculation were: Mr. Dillon, $578,000; Mr. Mann, $362,000; Mr. Streeter, $293,000; Mr. Meghreblian, $243,000; and Mr. Andrews, $277,000. An annualized salary was inapplicable in the case of Mr. Leland, who began service on October 10, 2016.

(6)	The amounts shown in column (h) and reported for 2016 reflect changes in the actuarial present values in the defined benefit pension plan for the NEOs and as calculated from December 31, 2015 to December 31, 2016. Calculations are based on Financial Accounting Standards Board Accounting Standards Codification Topic 715-20 assumptions and are determined by the Company’s actuary. Due to his interim service, Mr. Leland did not quality for this benefit and the benefit accrued by Messrs. Dillon and Mann was not adversely affected by their separation from the Company on October 10, 2016 and on February 24, 2017, respectively.

Footnotes to Summary Compensation Table, continued

(7)	The amounts reflected in column (i) for 2016 are detailed in the table below:

Name (a)(1)	Year (b)	Vacation Sold Back To Company(2) ($) (c)	Vacation Paid To Retirees ($) (d)	Insurance Premiums ($) (e)	Company Contributions to Retirement and 401(k) Plans ($) (f)	Gross- Ups on Vested Equity(3) ($) (g)	Change in Control Payments / Accruals(4) ($) (h)	Total ($) (i)
D. Mark Leland, CEO	2016	$—	$—	$760	$—	$—	$—	$760
Ray C. Dillon, Former CEO	2016	$46,686	$—	$3,800	$22,435	$101,118	$2,095,765	$2,269,804
Kenneth D. Mann, CFO	2016	$27,846	$—	$3,304	$18,092	$40,204	$—	$89,446
Kent L. Streeter	2016	$13,523	$—	$2,312	$15,122	$29,725	$—	$60,682
David V. Meghreblian	2016	$8,411	$—	$2,209	$12,589	$22,418	$—	$45,627
Jim F. Andrews, Jr.	2016	$11,187	$—	$2,519	$13,792	$23,549	$—	$51,047

Footnotes to Table in Footnote 7

(1)	The amounts shown in this table do not include any amounts for perquisites as such received by the Named Executive officers during the 2016 fiscal year did not meet the SEC’s disclosure threshold of $10,000.

(2)	The amounts shown in column (c) reflect compensation paid to each Named Executive Officer for the sale of up to three weeks of accrued, but unused vacation back to the Company and this benefit was available to all employees of the Company.

(3)	The amounts shown in column (g) reflect tax gross-ups paid by the Company for 2012 time-based restricted equity awards that vested in 2016. As reported herein, the Company discontinued the payment of tax gross-ups on all equity awards granted after December 31, 2012. Accordingly, 2016 was the last year for which a tax gross-up could be applied.

(4)	The amount shown for Mr. Dillon was a lump sum payment made by the Company per the terms of his retirement agreement dated October 10, 2016.

The 2002 Stock Incentive Plan

The 2002 Stock Incentive Plan. The Deltic Timber Corporation 2002 Stock Incentive Plan or (the “2002 SIP”) was approved by the Company’s stockholders at its Annual Meeting of Stockholders on April 25, 2002 as the successor plan to the 1996 Deltic Timber Corporation Stock Incentive Plan. The Company filed its registration statement for 1,800,000 common shares designated for the 2002 SIP with the Securities and Exchange Commission on June 7, 2002. At the Company’s 2012 Annual Meeting, the Company’s stockholders approved a ten-year extension for the term of the 2002 SIP, which will now expire on April 26, 2022. As of December 31, 2016, there were 731,102 common shares previously registered with the Securities and Exchange Commission on June 7, 2002 that remained available for award of equity-based compensation under the 2002 SIP.

The Executive Compensation Committee administers the 2002 SIP and has broad discretion in the granting of awards including, but not limited to, the number of shares and provisions regarding grant price, expiration date, exercisability, vesting, forfeiture, transfer restrictions and payment and the impact, if any, of termination of employment on the foregoing. Awards that may be granted to the Company’s employees, including its Named Executive Officers, and its non-employee directors by the Committee include:

(1) Options. The Committee may grant incentive stock options (“ISOs”) or non-qualified stock options, which are the contractual right to purchase a specified number of shares of the Company’s common stock at a specified price (the exercise price) within a time period not to exceed ten years after the grant date. Originally, the Company granted a combination of both ISOs and non-qualified stock options, but has not issued any ISOs since 1999. Exercise of options, subject to the rules imposed by the Committee, may be paid in whole or in part in (i) cash, (ii) whole shares of common stock valued at the fair market value on the date of exercise, (iii) by a combination, or (iv) by such methods of payment or other consideration as shall be approved by the Committee.

(2) Performance Units. The Committee may grant performance units, subject to the terms of the plan, which may be payable in cash, stock (to include restricted stock), other securities, or other awards or other property, and which shall confer on the participant a contractual right to redeem, in whole or in part, upon the achievement of such performance goals as the Committee shall establish for the respective performance period. The Committee determines the performance goals (discussed in the Compensation Discussion and Analysis section) to be achieved, the length of the performance period, the amount of the performance units granted and the amount of any payment or transfer to be made pursuant to any performance unit. Thus far, the performance units that have been granted have been in the form of performance-based restricted stock.

(3) Restricted Stock and Restricted Stock Units. The Committee may grant restricted stock and restricted stock units, although, to date, only restricted stock has been issued. Shares of restricted stock will be subject to the conditions as the Committee may impose, which may include prohibitions against selling, transferring, pledging, assigning or other alienation or hypothecation until such time or until the satisfaction of such conditions or the occurrence of such events as shall be determined by the Committee either at or after the time of grant. Participants holding shares of restricted stock may exercise full voting rights with respect to those shares during the time such are restricted and, subject to forfeiture and transfer restrictions, be entitled to receive all dividends and other distributions paid with respect to those shares.

(4) Other Stock-Based Awards. The Committee may grant other stock-based awards including stock appreciation rights (“SARs”), rights to dividends, and dividend equivalents, but, to date, has not issued any such awards. An SAR represents the contractual right to receive, upon exercise, an amount equal to the excess, if any, of the fair market value of underlying shares over the pre-established exercise price. SARs may be granted to participants at such times as shall be determined by the Committee and subject to the terms and conditions, not inconsistent with the plan, as the Committee may impose.

2016 GRANTS OF PLAN-BASED AWARDS TABLE

The “2016 Grants of Plan-Based Awards Table” shown below details the non-equity incentive (cash) awards and the equity-based awards granted to the Named Executive Officers by the Executive Compensation Committee on the dates listed below. The equity-based awards were granted under the Company’s 2002 Stock Incentive Plan. These grants include stock options, time-based restricted stock awards and performance-based restricted stock awards.

		Estimated Future Payout Under Non-Equity Incentive Plan Awards			Estimated Future Payout Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(4) (#) (i)	All Other Option Awards: Number of Securities Underlying Options(5) (#) (j)	Exercise or Base Price of Option Awards ($/Sh)(6) (k)	Grant Date Fair Value of Stock and Option Awards ($) (l)
Name (a)	Grant(1) Date (b)	Threshold(2) ($) (c)	Target(2) ($) (d)	Maximum(2) ($) (e)	Threshold(3) (#) (f)	Target(3) (#) (g)	Maximum(3) (#) (h)
D. Mark Leland	10/10/2016	$—	$—	$—	—	—	—				$—
Interim President	10/10/2016							7,540			$499,977	(8)
& CEO	10/10/2016								—	$—	$—

Ray C. Dillon Former President & CEO	2/17/2016	$245,650	$491,300	$982,600	4,009	8,017	16,034				$843,874	(7)
	2/17/2016							3,527			$251,084	(8)
	2/17/2016								9,903	$55.94	$—	(9)
Kenneth D. Mann	2/17/2016	$103,170	$206,340	$412,680	1,844	3,688	7,376				$254,029	(7)
CFO	2/17/2016							1,623			$90,791	(8)
	2/17/2016								4,556	$55.94	$92,897	(9)

Kent L. Streeter	2/17/2016	$73,250	$146,500	$293,000	778	1,556	3,112				$107,177	(7)
	2/17/2016							686			$38,375	(8)
	2/17/2016								1,925	$55.94	$39,251	(9)
David V. Meghreblian	2/17/2016	$60,750	$121,500	$243,000	961	1,922	3,844				$132,387	(7)
	2/17/2016							846			$47,325	(8)
	2/17/2016								2,374	$55.94	$48,406	(9)

Jim F. Andrews, Jr.	2/17/2016	$69,250	$138,500	$277,000	1,023	2,046	4,092				$140,928	(7)
	2/17/2016							900			$50,346	(8)
	2/17/2016								2,527	$55.94	$51,526	(9)

As to all footnote references to gross-ups under this table, the Company has discontinued the payment of gross-ups on all equity awards granted after December 31, 2012. Gross-ups for income taxes on equity awards granted prior to said date will remain payable upon vesting in accordance with the Company’s executive compensation program in effect at the time of grant.

Footnotes to Grants of Plan-Based Awards Table

(1)	The grant date in column (b) above reflects the fair value-based measurement method grant date, which was also the date upon which the Executive Compensation Committee granted the awards. In the case of Mr. Leland, his service as Interim President and CEO began on, and the Executive Compensation Committee’s grant date for his stock awards listed in column (i), was October 10, 2016. Accordingly, and as the Company’s equity awards have a four-year vesting schedule, 2012 was the last grant year for which a tax gross-up will be applied.

(2)	The amounts shown in columns (c), (d), and (e) reflect the threshold, target, and maximum amounts, respectively, payable under the Company’s 2016 non-equity (cash) incentive plan. The specific calculations for these amounts for each of the NEOs are detailed in a table located on p. 29-31. Mr. Leland was not offered a non-equity (cash) incentive due to his partial year of service, which began on October 10, 2016. Mr. Dillon did not receive a payout due to his retirement on October 10, 2016. Mr. Mann did not receive a payout due to his for cause termination on February 24, 2017.

(3)	The amounts shown in columns (f), (g), and (h) reflect the threshold, target, and maximum amounts, respectively, payable in performance-based restricted stock under the Company’s 2002 SIP. Mr. Leland was not offered these performance-based restricted stock grants due to his partial year of service, which began on October 10, 2016. Mr. Dillon received accelerated vesting of these 2016 performance-based restricted stock grants at 113 percent of target in accordance with his retirement agreement on October 10, 2016. Mr. Mann forfeited these grants due to his for cause termination on February 24, 2017. Discussion of the calculation of these numbers can be found in the Long-Term Equity Based Compensation (“LTI”) Section on pp. 31-34.

(4)	The amounts shown in column (i) reflect grants of time-based restricted shares that do not have a performance element for vesting. These shares vest four years after their grant date. In the case of Mr. Leland, there was a vesting exception. Due to his interim service as President and CEO during 2016 and 2017, Mr. Leland’s grant of these awards had a one-year vesting element, but would accelerate on a pro rata basis should the Company hire a new permanent President and CEO during said one-year period. On March 8, 2017, the Company appointed John D. Enlow, Sr. as its new permanent President and CEO and such resulted in the accelerated vesting of 3,091 shares and the forfeiture of 4,449 shares listed for Mr, Leland as of said date. There was also a vesting exception in the case of Mr. Dillon, who received accelerated vesting of the shares listed as part of his retirement agreement on October 10, 2016. Mr. Mann forfeited these grants due to his for cause termination on February 24, 2017.

(5)	The amounts shown in column (j) reflect grants of non-qualified stock options that do not have a performance element for vesting, but will ultimately only have value to the extent our stock price increases and is above the exercise price. These time-based options vest at the rate of 25% per year upon each anniversary of their grant date. Accordingly, these grants will be fully vested on February 17, 2020. Mr. Leland was not offered these stock option grants due to his partial year of service, which began on October 10, 2016. Mr. Dillon received accelerated vesting of these 2016 stock option grants in accordance with his retirement agreement on October 10, 2016. Mr. Mann forfeited these stock option grants due to his for cause termination on February 24, 2017.

(6)	The exercise price of the option awards granted, shown in column (j), is determined by the Committee at the time of grant. For 2016, the exercise price is the NYSE closing price of $55.94 per share for the Company’s stock on the date of grant, February 17, 2016.

(7)	Reflects the number of target shares reported in column (g) multiplied by $68.88 per share, which represents the fair value at the time of the grant utilizing the Monte Carlo Simulation Approach as appropriate for performance-based shares. In the case of Mr. Dillon, and pursuant to the terms of his retirement agreement dated October 10, 2016, the per share values of his 2015 and 2016 performance-based awards, which had immediate vesting terms per said agreement, were re-measured at $66.31 per share and he was also granted an additional 5,946 performance-based shares, which were also valued at $66.31 per share. The net effect of the re-measurement of these 2015 and 2016 awards plus the additional shares granted in 2016 was an incremental increase of $291,663 in the total value of these awards reported for 2016.

(8)	Reflects the number of shares reported in column (i) multiplied by $55.94 per share, which represents the fair value at the time of the grant utilizing the market’s per share closing price on the grant date as appropriate for time-based awards. However, in the case of Mr. Leland shares reported are multiplied by $66.31 per share, which was the market’s closing price on his grant date. In the case of Mr. Dillon, and pursuant to the terms of his retirement agreement dated October 10, 2016, the per share value of his 2014, 2015, and 2016 time-based awards, which had immediate vesting terms per said agreement, was re-measured as $66.31 per share. The net effect of the re-measurement of his awards for the period 2014 – 2016 was an incremental increase of $53,783 in the total value of these awards reported for 2016.

(9)	Reflects the number of shares reported in column (j) multiplied by $20.39 per share, which reflects the fair value at the time of the grant utilizing the Binomial Model as appropriate for options. In the case of Mr. Dillon, and pursuant to the terms of his retirement agreement dated October 10, 2016, his options immediately vested and the value of his options granted in years prior to 2016 were re-measured (with values ranging from $6.41 - $13.85 per share) and resulted in an incremental decrease, which exceeded the value of his 2016 option grant and the resulting negative value is reported as a zero value for 2016.

2016 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The “2016 Outstanding Equity Awards At Fiscal Year-End Table” shown below details the number of stock options, both vested and unvested, and their respective exercise prices and expiration dates held by each of the Named Executive Officers as of December 31, 2016. The table also shows the number of shares of restricted stock or performance units, and the respective vesting status, also held by each of the Named Executive Officers as of December 31, 2016. All awards shown below were granted under the provisions of the Company’s 2002 Stock Incentive Plan, as amended by the Company’s stockholders in 2012.

	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(13) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(13) ($)
Name	Exercisable	Unexercisable
D. Mark Leland*							7,540	(5)	$581,108	0	(9)	$—
Interim CEO

Ray C. Dillon**	—	—					—			—
Retired CEO	—	—					—			—
	—	—					—			—
	—	—					—			—

Kenneth D. Mann***		4,556	(1)		55.940	02/17/2026	1,623	(5)	$125,085	3,688	(9)	$284,234
CFO	826	2,477	(2)		65.890	02/18/2025	1,312	(6)	$101,116	2,981	(10)	$229,746
	1,760	1,759	(3)		63.210	02/19/2024	1,930	(7)	$148,745	2,193	(11)	$169,015
	2,431	810	(4)		71.350	02/20/2023	1,945	(8)	$149,901	2,210	(12)	$170,325
	3,803				67.670	02/15/2022

Kent L. Streeter		1,925	(1)		55.940	02/17/2026	686	(5)	$52,870	1,556	(9)	$119,921
		1,455	(2)		65.890	02/18/2025	770	(6)	$59,344	1,750	(10)	$134,873
		1,309	(3)		63.210	02/19/2024	1,436	(7)	$110,673	1,632	(11)	$125,778
	1,819	606	(4)		71.350	02/20/2023	1,462	(8)	$112,676	1,661	(12)	$128,013

David V. Meghreblian		2,374	(1)		55.940	02/17/2026	846	(5)	$65,201	1,922	(9)	$148,129
	453	1,358	(2)		65.890	02/18/2025	719	(6)	$55,413	1,635	(10)	$126,009
	1,058	1,058	(3)		63.210	02/19/2024	1,160	(7)	$89,401	1,319	(11)	$101,655
	1,475	491	(4)		71.350	02/20/2023	1,186	(8)	$91,405	1,348	(12)	$103,890
	2,119				67.670	02/15/2022
	2,264				63.540	02/16/2021
	1,356				44.840	02/17/2020

Jim F. Andrews, Jr.		2,527	(1)		55.940	02/17/2026	900	(5)	$69,363	2,046	(9)	$157,685
	470	1,409	(2)		65.890	02/18/2025	746	(6)	$57,494	1,696	(10)	$130,711
	1,070	1,070	(3)		63.210	02/19/2024	1,173	(7)	$90,403	1,333	(11)	$102,734
	1,466	488	(4)		71.350	02/20/2023	1,172	(8)	$90,326	1,332	(12)	$102,657
	2,228				67.670	02/15/2022
	2,324				63.540	02/16/2021
	56				44.840	02/17/2020
	32				34.410	02/18/2019
	109				51.370	02/20/2018

Footnotes to 2016 Outstanding Equity Awards at Fiscal Year-End Table

As to all footnote references to gross-ups under this table, the Company has discontinued the payment of gross-ups on all equity awards granted after December 31, 2012. Gross-ups for income taxes on equity awards granted prior to said date will remain payable upon vesting in accordance with the Company’s executive compensation program in effect at the time of grant. Accordingly, 2016 was the last year for which a tax gross-up will be applied. Information pertaining to these grant dates is provided below in the footnotes to this table.

(1)	Stock options granted on 2/17/16 vest at the rate of 25% per year with vesting dates of 2/17/17, 2/17/18, 2/17/19, and 2/17/20.

(2)	Stock options granted on 2/18/15 vest at the rate of 25% per year with vesting dates of 2/18/16, 2/18/17, 2/18/18, and 2/18/19.

(3)	Stock options granted on 2/19/14 vest at the rate of 25% per year with vesting dates of 2/19/15, 2/19/16, 2/19/17, and 2/19/18.

(4)	Stock options granted on 2/20/13 vest at the rate of 25% per year with vesting dates of 2/20/14, 2/20/15, 2/20/16, 2/20/17.

(5)	Time vesting restricted stock shares granted on 2/17/16 that will vest four years after grant date in 2020.

(6)	Time vesting restricted stock shares granted on 2/18/15 that will vest four years after grant date in 2019.

(7)	Time vesting restricted stock shares granted on 2/19/14 that will vest four years after grant date in 2018.

(8)	Time vesting restricted stock shares granted on 2/20/13 that will vest four years after grant date in 2017.

(9)

Performance units granted on 2/17/16 with a restricted period through 2020. Vesting of target number of shares (shown) is contingent upon the Company’s achievement of the 50th percentile of the total stockholder returns achieved by the composite of the companies listed on p. 33 within the restricted period. Should these awards vest either at the threshold, target, or maximum levels at the end of the restricted period, no tax gross-up will be applied.

(10)

Performance units granted on 2/18/15 with a restricted period through 2019. Vesting of target number of shares (shown) is contingent upon the Company’s achievement of the 50th percentile of the total stockholder returns achieved by the composite of the 2015 TSR Peer Group within the restricted period. Should these awards vest either at the threshold, target, or maximum levels at the end of the restricted period, no tax gross-up will be applied.

(11)	Performance units granted on 2/19/14 with a restricted period through 2018. Vesting of target number of shares (shown) is contingent upon the Company’s achievement of 100% of the total stockholder returns achieved by the composite of the 2014 TSR Peer Group within the restricted period. Should these awards vest either at the threshold, target, or maximum levels at the end of the restricted period, no tax gross-up will be applied.

(12)	Performance units granted on 2/20/13 with a restricted period through 2017. Vesting of target number of shares (shown) is contingent upon the Company’s achievement of 100% of the total stockholder returns achieved by the composite of the 2013 TSR Peer Group within the restricted period. Should these awards vest either at the threshold, target, or maximum levels at the end of the restricted period, no tax gross-up will be applied.

(13)	Market value of these awards reflects the 2016 market closing price of the Company’s shares on December 30, 2016 ($77.07 per share), which is multiplied times the number of shares shown in the column to the immediate left.

*	Mr. Leland received the listed 2016 grant of shares due to his interim service as President and CEO on October 10, 2016. Under the terms of Mr. Leland’s grant these awards had a one-year vesting element, but would accelerate on a pro rata basis should the Company hire a new permanent President and CEO during said one-year period. On March 8, 2017, the Company appointed John D. Enlow, Sr. as its new permanent President and CEO and such resulted in the accelerated vesting of 3,091 shares and the forfeiture of 4,449 shares listed for Mr, Leland as of said date. These shares do not include those held by Mr. Leland as compensation for his service as a director.

**	Mr. Dillon retired from the Company on October 10, 2016. Per the terms of his retirement agreement, Mr. Dillon’s vesting on his restricted shares, both time-based and performance-based, and on his stock options was accelerated on said date, except 11,845 shares of time-based performance shares were forfeited. Mr. Dillon also exercised all stock options prior to December 31, 2016.

***	Mr. Mann’s employment was terminated for cause on February 24, 2017 and, as a result, all unvested restricted shares, both time-based and performance-based, and all stock options listed in the table were forfeited as of said date. Additionally, time-based restricted shares that vested on February 20, 2017 were also forfeited.

2016 OPTION EXERCISES AND STOCK VESTED TABLE

The “2016 Option Exercises and Stock Vested Table” shown below details the value received by the Named Executive Officers upon their exercise of vested stock option awards (“Option Awards”) during the year ended December 31, 2016. These awards are measured in shares. The table also details the number of shares and value realized by each affected NEO upon the vesting of time-based stock on February 15, 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)

D. Mark Leland, Interim CEO *	0	$—	0	$—

Ray C. Dillon, Former CEO **	66,662	$687,428	38,492	$2,144,004

Kenneth D. Mann, CFO	7,072	$116,556	1,458	$81,211

Kent L. Streeter	7,516	$36,082	1,078	$60,045

David V. Meghreblian	4,855	$61,073	813	$45,284

Jim F. Andrews, Jr.	0	$—	854	$47,568

(1)	Value realized is the difference between the per share exercise price of the stock option and the per share market price at the time the stock option is exercised, and represents ordinary income for federal and state income tax purposes.

(2)	Value realized reflects the market closing price of the Company’s shares on February 16, 2016 ($55.70 per share), which is multiplied times the number of shares shown in the column to the immediate left. The vesting date for these shares, February 15, 2016, was a federal holiday (President’s Day) on which the market was closed.

*	Due to his interim service, Mr. Leland has no stock option awards, either as the Interim President and CEO or as a director. He also had no stock awards vest during 2016.

**	Mr. Dillon retired from the Company on October 10, 2016. Per the terms of his retirement agreement, Mr. Dillon’s vesting on his restricted shares, both time-based and performance-based, and on his stock options was accelerated on said date. Mr. Dillon also exercised all stock options prior to December 31, 2016. Per the terms of his retirement agreement, Mr. Dillon forfeited 11,895 shares of performance-based restricted shares on October 10, 2016. For additional information regarding Mr. Dillon’s stock option awards and stock awards, see Footnotes 7, 8, and 9 for the 2016 Grants of Plan-based Awards Table at p. 44.

2016 PENSION BENEFITS TABLE

The “2016 Pension Benefits Table” below shows the actuarial present values of accumulated benefits payable to each of the Named Executive Officers, upon retirement, under The Retirement Plan of Deltic Timber Corporation (“Retirement Plan”) and under The Supplemental Executive Retirement Plan of Deltic Timber Corporation (“SERP”) as of December 31, 2016. Except for Mr. Leland, all NEOs were participants in the SERP. Details regarding the accounting policies used by the Company for its pension plans are discussed under Item 8, Financial Statements and Supplementary Data, at Note 1, “Significant Accounting Policies” and at Note 15, “Employee and Retiree Benefit Plans” in the Company’s annual report filed on Form 10-K with the SEC on March 7, 2017. Information regarding these plans, such as the Retirement Plan benefit formula, can be found under the heading Retirement Benefits and Plans at p. 35.

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)
D. Mark Leland*	Retirement Plan	0.0	$—	$—
Interim CEO	SERP	0.0	$—	$—

Ray C. Dillon**	Retirement Plan	13.3	$746,617	$—
Former CEO	SERP	13.3	$2,475,019	$—

Kenneth D. Mann***	Retirement Plan	34.0	$1,275,319	$—
CFO	SERP	34.0	$1,562,213	$—

Kent L. Streeter	Retirement Plan	13.1	$462,861	$—
	SERP	13.1	$271,054	$—

David V. Meghreblian	Retirement Plan	28.0	$1,030,368	$—
	SERP	28.0	$304,125	$—

Jim F. Andrews, Jr.	Retirement Plan	15.4	$444,117	$—
	SERP	15.4	$202,983	$—

*	Mr. Leland was not a participant in the Company’s Retirement Plan or in its Supplemental Executive Retirement Plan.

**	Mr. Dillon retired from the Company on October 6, 2016.

***	Mr. Mann’s employment was terminated for cause on February 24, 2017, but did not retire and suffered no loss in his accrued Retirement Plan benefit or in his Supplemental Executive Retirement Plan.

2016 NON-QUALIFIED DEFERRED COMPENSATION TABLE

The “2016 Non-Qualified Deferred Compensation Table” shown below details the elections of non-qualified deferral of salary amounts, in excess of Internal Revenue Code limits for 401(k) contributions, by each of the Named Executive Officers for the year 2016 except Mr. Leland. These deferrals are made under the Company’s Supplemental Executive Retirement Plan (“SERP”) and include the Company’s matching contributions. The SERP, discussed supra, exists to restore retirement savings benefits, on a pre-tax basis, to the Named Executive Officers that would otherwise be lost due to limitations imposed by the Internal Revenue Code. Deferred salary contribution amounts are permitted up to 50% of salary.

Name (a)	Executive Contributions In Last Fiscal Year(1) ($) (b)	Company Contributions In Last Fiscal Year(2) ($) (c)	Aggregate Earnings in Last Fiscal Year(3) ($) (d)	Aggregate Withdrawals / Distributions ($) (e)	Aggregate Balance at Last Fiscal Year-End(4) ($) (f)

D. Mark Leland, Interim CEO*	$—	$—	$—	$—	$—

Ray C. Dillon, Former CEO**	$3,185	$9,185	$37,304	$—	$797,795

Kenneth D. Mann, CFO***	$92	$4,842	$12,571	$—	$178,817

Kent L. Streeter	$6,195	$1,872	$17,623	$—	$346,533

David V. Meghreblian	$7,178	$—	$26,619	$—	$188,382

Jim F. Andrews, Jr.	$4,067	$542	$2,593	$—	$94,779

(1)	These contributions are solely contributed from salary as a payroll deduction at the election of the Named Executive Officer. The amounts shown in column (b) are included in the salary amounts for each of the Named Executive Officers in column (c) of the Summary Compensation Table, p. 39.

(2)	Company matching contributions are, for all deferred compensation purposes (qualified and non-qualified), capped at 5% of the employee’s salary. The amounts included in column (c) above are reported in column (i) of the Summary Compensation Table, p. 39.

(3)	For the Named Executive Officers’ SERP contributions, along with the Company match, the Named Executive Officers may select from the same investment choices as provided to all other employees under the Company’s qualified deferred compensation 401(k) plan. These investment choices include the Company’s stock and a variety of publicly traded mutual funds. None of the amounts in column (d) were reported as compensation or deductions in the Summary Compensation Table, p. 39.

(4)	The aggregate balance at December 31, 2016, as reported above, reflects Company contribution amounts that have been reported as compensation in the Summary Compensation Table for 2016, and in prior years, except for the aggregate earnings on deferred compensation.

*	Mr. Leland was not a participant in the Company’s 401(k) plan either as the Interim President and CEO or as a director.

**	Mr. Dillon retired from the Company on October 6, 2016.

***	Mr. Mann’s employment was terminated for cause on February 24, 2017, but he did not retire and suffered no loss in his non-qualified deferred compensation benefits or in his Supplemental Executive Retirement Plan.

2016 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

The “2016 Potential Payments upon Termination or Change in Control Table” shown below reflects the amount of compensation payable, as of December 31, 2016, to each of the listed Named Executive Officers in the event of: (1) involuntary severance without cause; (2) a change in control of the Company with involuntary dismissal within two years without cause or (i) a reduction in salary and potential bonus and/or (ii) a meaningful diminution in job responsibility as a result of such change; (3) voluntary severance other than retirement; (4) death; (5) long-term disability; (6) early retirement and (7) retirement at normal retirement age. In each case, the actual amounts to be paid can only be determined at the time the Named Executive Officer separates from the Company.

Name	Benefit	Involuntary Severance Termination w/o Cause or for Good Reason		Change in Control Termination w/o Cause or for Good Reason		Voluntary Severance Other Than Retirement		Death		Long- Term Disability		Early Retirement		Retirement At Normal Retirement Age
D. Mark Leland*	Salary	0		$0		0		0		$0	(8)	0		0
Interim CEO	Non-equity comp.	0		$0		0		0		0		0		0
	Stock options	0		$0		0		$0	(2)	$0	(2)	$0	(2)	$0	(2)
	Restricted stock	0	(1)	$0	(1)	0		$0	(3)	$0	(3)	$0	(3)	$0	(3)
	Performance units	0	(1)	$0	(1)	0		$0	(4)	$0	(4)	$0	(4)	$0	(4)
	Outplacement payment	0	(1)	$0	(1)	0		0		0		0		0
	Health benefits	0	(5)	$0	(5)	0		0		$0	(9)	$0	(10)	$0	(10)
	Life insurance benefit	0		0		0		$0	(7)	0		$0	(11)	$0	(11)
	Accrued pension benefit	$0	(12)	$0	(12)	$0	(12)	$0	(12)	$0	(12)	$0	(12)	$0	(12)

Total Potential Payment:		$0		$0		$0		$0		$0		$0		$0

Kenneth D. Mann	Salary	0		$362,000		0		0		$150,000	(8)	0		0
CFO	Non-equity comp.	0		$206,340		0		0		0		0		0
	Stock options	0		$236,256		0		$83,282	(2)	$83,282	(2)	$83,282	(2)	$83,282	(2)
	Restricted stock	0		$524,847	(1)	0		$322,295	(3)	$322,295	(3)	$322,295	(3)	$322,295	(3)
	Performance units	0		$853,319	(1)	0		$453,955	(4)	$453,955	(4)	$453,955	(4)	$453,955	(4)
	Outplacement payment	0		$30,000	(1)	0		0		0		0		0
	Health benefits	0		$7,527	(6)	0		0		$5,631	(9)	$5,631	(10)	$6,504	(10)
	Life insurance benefit	0		0		0		$724,000	(7)	0		$25,000	(11)	$25,000	(11)
	Accrued pension benefit	$2,837,532	(12)	$2,837,532	(12)	$2,837,532	(12)	$2,837,532	(12)	$2,837,532	(12)	$2,837,532	(12)	$2,837,532	(12)

Total Potential Payment:		$2,837,532		$5,057,821		$2,837,532		$4,421,064		$3,852,695		$3,727,695		$3,728,568

Footnotes to table on pp. 52-53.

2016 POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE, continued

Name	Benefit	Involuntary Severance Termination w/o Cause or for Good Reason		Change in Control Termination w/o Cause or for Good Reason		Voluntary Severance Other Than Retirement		Death		Long- Term Disability		Early Retirement		Retirement At Normal Retirement Age

Kent L. Streeter	Salary	0		$293,000		0		0		$150,000	(8)	0		0
	Non-equity comp.	0		$146,500		0		0		0		0		0
	Stock options	0		$88,956		0		$10,405	(2)	$10,405	(2)	$10,405	(2)	$10,405	(2)
	Restricted stock	0		$335,563	(1)	0		$225,148	(3)	$225,148	(3)	$225,148	(3)	$225,148	(3)
	Performance units	0		$508,585	(1)	0		$303,193	(4)	$303,193	(4)	$303,193	(4)	$303,193	(4)
	Outplacement payment	0		$30,000	(1)	0		0		0		0		0
	Health benefits	0		$7,527	(6)	0		0		$5,631	(9)	$5,631	(10)	$6,504	(10)
	Life insurance benefit	0		0		0		$586,000	(7)	0		$12,500	(11)	$25,000	(11)
	Accrued pension benefit	$733,915	(12)	$733,915	(12)	$733,915	(12)	$733,915	(12)	$733,915	(12)	$733,915	(12)	$733,915	(12)

Total Potential Payment:		$733,915		$2,144,046		$733,915		$1,858,661		$1,428,292		$1,290,792		$1,304,165

David V. Meghreblian	Salary	0		$243,000		0		0		$145,800	(8)	0		0
	Non-equity comp.	0		$121,500		0		0		0		0		0
	Stock options	0		$205,237		0		$122,420	(2)	$122,420	(2)	$122,420	(2)	$122,420	(2)
	Restricted stock	0		$301,421	(1)	0		$190,406	(3)	$190,406	(3)	$190,406	(3)	$190,406	(3)
	Performance units	0		$479,684	(1)	0		$264,031	(4)	$264,031	(4)	$264,031	(4)	$264,031	(4)
	Outplacement payment	0		$30,000	(1)	0		0		0		0		0
	Health benefits	0		$11,402	(6)	0		0		$7,708	(9)	$7,708	(10)	$8,970	(10)
	Life insurance benefit	0		0		0		$486,000	(7)	0		$25,000	(11)	$25,000	(11)
	Accrued pension benefit	$1,334,493	(12)	$1,334,493	(12)	$1,334,493	(12)	$1,334,493	(12)	$1,334,493	(12)	$1,334,493	(12)	$1,334,493	(12)

Total Potential Payment:		$1,334,493		$2,726,737		$1,334,493		$2,397,350		$2,064,858		$1,944,058		$1,945,320

Jim F. Andrews, Jr.	Salary	0		$277,000		0		0		$150,000	(8)	0		0
	Non-equity comp.	0		$138,500		0		0		0		0		0
	Stock options	0		$173,598		0		$86,829	(2)	$86,829	(2)	$86,829	(2)	$869,829	(2)
	Restricted stock	0		$307,586	(1)	0		$191,913	(3)	$191,913	(3)	$191,913	(3)	$191,913	(3)
	Performance units	0		$493,787	(1)	0		$267,815	(4)	$267,815	(4)	$267,815	(4)	$267,815	(4)
	Outplacement payment	0		$30,000	(1)	0		0		0		0		0
	Health benefits	0		$11,402	(6)	0		0		$8,649	(9)	$8,649	(10)	$9,912	(10)
	Life insurance benefit	0		0		0		$554,000	(7)	0		$12,500	(11)	$25,000	(11)
	Accrued pension benefit	$647,100		$647,100	(12)	$647,100	(12)	$647,100	(12)	$647,100	(12)	$647,100	(12)	$647,100	(12)

Total Potential Payment:		$647,100		$2,078,973		$647,100		$1,747,657		$1,352,306		$1,214,806		$2,011,569

Footnotes to tables on pp. 52-53.

Unless otherwise denoted, all payments shown above represent amounts payable in lump sum and without tax gross-up or tax reimbursement.

In the case of an involuntary severance with or without cause as shown above, the Named Executive Officer’s retention of his vested stock options, restricted stock, and performance units is subject to Company approval. Otherwise, such are forfeited. Also, in the cases of an involuntary severance without cause and involuntary severance for cause, the Named Executive Officer may continue to participate in the Company’s health care coverage under the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1986 (COBRA). However, such participation is not funded by the Company.

For the Named Executive Officers and in the case of change in control of the Company that results in (i) a reduction in salary and potential non-equity compensation and/or (ii) a meaningful diminution in job responsibility, a lump sum payment will be made on the 15th day of the seventh month following the month of separation from service. For payments to be made to each of the Named Executive Officers, a change in control event has the same meaning as defined in the 2002 SIP, as amended, which was filed in the Company’s 2012 proxy statement with the SEC on March 16, 2012. Such can be retrieved on the SEC website at http://www.sec.gov/Archives/edgar/data/1022469/000119312512119169/d314427ddef14a.htm

Footnotes

Values shown in the table above do not reflect payments for accrued, but unused vacation time that might be owed to the employee at the time of termination. Values above also do not reflect amounts accrued in the Thrift Plan (401k) accounts of the Named Executive Officers. As to all footnote references to gross-ups under this table, the Company has discontinued the payment of gross-ups on all equity awards granted after December 31, 2012. Gross-ups for income taxes on equity awards granted prior to said date will remain payable upon vesting in accordance with the Company’s executive compensation program in effect at the time of grant.

(1)	Value shown reflects an estimated 50% tax gross-up for payment for outplacement services, but not for equity grants.

(2)	Value shown reflects stock options vested and a market closing price per share ($77.07) as of December 30, 2016.

(3)	Value shown reflects prorated vesting as of December 31, 2016. Benefit would be payable in prorated percentages of 96%, 71%, 46%, and 21% at February vesting dates in 2017, 2018, 2019, and 2020 respectively. Value shown reflects market closing price per share ($77.07) on December 30, 2016.

(4)	Value shown assumes vesting at the target levels. Value shown also assumes attainment of performance criteria within the restricted performance period. Benefit would be payable in vested percentages of 96%, 71%, 46%, and 21% at February vesting dates in 2017, 2018, 2019, and 2020 respectively. Value shown reflects market closing price per share ($77.07) on December 30, 2016.

(5)	Value shown reflects Company’s payment, at the employee’s current rate and benefit level, of health insurance premiums for two years. Actual benefit would depend on the claims and insurance payments made.

(6)	Value shown reflects Company’s payment, at the employee’s current rate and benefit level, of health insurance premiums for one year. Actual benefit would depend on the claims and insurance payments made.

(7)	Value shown reflects the death benefit (twice the employee’s annual salary, subject to a $1,000,000 cap) payable to the employee’s beneficiaries by the Company’s insurer. An additional life insurance benefit of $250,000 applies (not reflected in the value shown) if the employee dies while on Company business. Such benefit is available to all salaried employees. Amounts shown do not include voluntary life insurance coverage amounts that may be obtained by the employee through the Company.

Footnotes to tables, continued

(8)	Value shown reflects an annual payment equivalent to 60% of salary, but capped at $12,500 per month and which is payable for so long as the Named Executive Officer remains in a long-term disability (permanent disability) status and until the employee’s normal retirement age. Such benefit is available to all employees. Should the Named Executive Officer fully recover or be medically deemed to have less than a permanent disability, the value shown would be adjusted or eliminated as circumstances dictate.

(9)	Value shown reflects Company’s annual portion for the employee’s health insurance premium while medically deemed to be in a long-term disability (permanent disability) status.

(10)	Value shown reflects Company’s annual portion for the retiree’s health insurance premium upon retirement.

(11)	Based on the retiree’s tenure with the Company, and related tenure benefit schedules, a life insurance benefit accrues to each Named Executive Officer upon retirement. The values shown, $12,500 and $25,000, reflect retirement life insurance benefits that accrue upon 10 years of service and 20 years of service, respectively, to, and retirement from, the Company. Such benefit is available to all salaried employees.

(12)	The value shown reflects the accrued pension benefits for each of the Named Executive Officers as detailed in the Pension Benefits Table, p. 48. Once vested, accrued pension (Retirement Plan) benefits are generally not subject to forfeiture. No Company policies, formal or informal, exist as to crediting any employee with additional years of service under the Company’s Retirement Plan either with early retirement or retirement at normal retirement age. The value shown reflects accrued value as of December 31, 2016. Under the terms of the Retirement Plan, such benefits may be paid in the manner as elected by the employee upon retirement. The common elections are either: (1) by ten year sum certain annuity; or (2) by an adjusted lifetime annuity. The exact amount of pension benefit is not determinable until the Named Executive Officer separates from the Company.

As previously reported in this Proxy Statement, the Company’s former President and CEO, Ray C. Dillon, retired on October 10, 2016. With his retirement, Mr. Dillon and the Company entered into a retirement agreement, a copy of which was filed as Exhibit 10.1 on SEC Form 8-K filed on October 12, 2016. The terms of the retirement agreement were approved by the Company’s Board and among those terms were: (1) a lump sum cash payment of $2,095,765; (2) accelerated vesting of all outstanding time-based restricted stock and all unvested stock options; and (3) accelerated vesting of 21,279 shares of his performance-based stock and the grant of an additional 5,946 performance-based shares in 2016, with the remainder of his performance-based stock being forfeited. Also, Mr. Dillon’s benefits under the Company’s defined contribution thrift plan, defined benefit retirement plan, and supplemental executive retirement plan were governed by the terms of such plans.

*	Prior to Mr. Dillon’s retirement on October 10, 2016, Mr. Leland served as an independent non-employee director of the Company’s Board. On October 10, 2016, Mr. Leland was appointed as the Company’s Interim President and Chief Executive Officer by the Board while it undertook a search for a new permanent President and CEO. The period of Mr. Leland’s interim service was October 10, 2016 through March 7, 2017. As pertains to the payments reflected in this table, none were applicable to Mr. Leland’s interim service.

Agreements Between The Company and The Named Executive Officers

Change-In-Control Agreements

The Company believes that in the event of an unforeseen event (e.g. sale of the Company followed by termination, reduction in benefits or responsibilities), each executive’s financial future should be protected to a certain degree, based upon the executive’s position and responsibility. Therefore, and except as noted below, the Company has change-in-control agreements in place with each of the Named Executive Officers. The terms of these agreements were amended on October 18, 2006 and were duly reported on Form 8-K filed with the SEC. The Committee approved the terms of these agreements, which are intended to conform with the provisions of Internal Revenue Code Section 409A. For purposes of these agreements, a change-in-control has the same definition as that provided in the Company’s 2002 Stock Incentive Plan. These agreements, each with a “double trigger” feature, will result in the transfer of benefits to the affected Named Executive Officer if a change in control of the Company occurs, and he is involuntarily dismissed within two years without cause or suffers (i) a reduction in salary and potential bonus and/or (ii) a meaningful diminution in job responsibility as a consequence of such a change-in-control. In such events, the benefits, and the terms for the benefits, to be transferred to the Named Executive Officers, during 2016, were as follows:

(1)	Two years base salary and target bonus for Mr. Dillon (retired on October 10, 2016) and one year base salary and target bonus for Mr. Mann (terminated for cause on February 24, 2017), and for Messrs. Streeter, Meghreblian, and Andrews;

(2)	Two years of health and other such welfare benefits as do not constitute non-qualified deferred compensation under Internal Revenue Code Section 409A for Mr. Dillon (retired on October 10, 2016) and one year of health and other such welfare benefits as do not constitute non-qualified deferred compensation under Internal Revenue Code Section 409A for Mr. Mann (terminated for cause on February 24, 2017), and for Messrs. Streeter, Meghreblian, and Andrews;

(3)	Accelerated vesting of all stock options and restricted stock for Mr. Dillon (retired on October 10, 2016) and for Mr. Mann (terminated for cause on February 24, 2017), as well as for Messrs. Streeter, Meghreblian, and Andrews;

(4)	A lump sum payment of $30,000 to help defray the expenses of comprehensive outplacement services, such payment to be grossed up for all applicable federal and state taxes for Mr. Dillon (retired on October 10, 2016) and for Mr. Mann (terminated for cause on February 24, 2017), as well as for Messrs. Streeter, Meghreblian, and Andrews; and

(5)	Should any of the actions listed in (1) – (4), attract excise tax, such is to be grossed up accordingly.

Any cash payments made as the result of a dismissal without cause will be paid in one lump sum payment on the 15th day of the month following the month in which dismissal occurs. Any cash payments made as the result of a reduction in salary and potential bonus and/or a meaningful diminution in job responsibility will be paid in one lump sum on the 15th day of the seventh month following the month the Named Executive Officer separates from service.

A similar change-in-control agreement was made with Deltic’s new President and CEO, John D. Enlow, Sr., effective with his employment on March 8, 2017 as disclosed on SEC Form 8-K filed on February 27, 2017. The specifics of potential payments under these agreements for the 2016 NEOs are listed in the 2016 Potential Payments Upon Termination or Change In Control Table, pp. 50-51.

Involuntary Severance Agreements

During 2016, and until his retirement on October 10, 2016, the Company had an involuntary severance agreement in place with its President and Chief Executive Officer, Mr. Dillon, which was amended on

October 18, 2006 and duly reported on Form 8-K filed with the SEC. The Executive Compensation Committee approved the terms of this agreement, which upon an involuntary termination without cause, would have resulted in the transfer of the following benefits to Mr. Dillon during the term of his employment:

(1)	Two years base salary and target bonus;

(2)	Two years health and welfare benefits;

(3)	Accelerated vesting of all stock options and restricted stock;

(4)	Comprehensive executive outplacement services; and

(5)	Should any of the actions in (1) – (4), attract excise tax, such is to be grossed-up accordingly.

Any cash payments will be paid in one lump sum payment on the 15th day of the month following the month of involuntary termination. A similar involuntary severance agreement was made with Deltic’s new President and CEO, John D. Enlow, Sr., effective with his employment on March 8, 2017 and as disclosed on SEC Form 8-K filed on February 27, 2017.

2016

EQUITY PLAN INFORMATION TABLE

The following table sets forth information, as of December 31, 2016, with respect to Deltic Common Stock issuable under the 2002 SIP, as amended, the Company’s only equity compensation plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	80,035	$63.24	731,102
Equity compensation plans not approved by security holders	—	—	—
Total	80,035	$63.24	731,102

(1)	Represents outstanding stock options.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

Section 162(m) of the Internal Revenue Code generally limits the corporate tax deduction for compensation paid during a year to a public company’s chief executive officer and its four other most highly compensated executive officers to $1,000,000 per individual, unless specified conditions are met. Certain performance-based compensation is not subject to the deduction limitation. The Company did not have non-deductible compensation expense during 2016 and is not expected to have such in 2017. Nevertheless, the Executive Compensation Committee intends to review this matter from time to time and, if appropriate and consistent with the Company’s compensation philosophy, may recommend in the future that actions be taken, if needed, to maximize the amount of compensation expense that is deductible to the Company.

COMPENSATION COMMITTEE INTERLOCKS

AND INSIDER PARTICIPATION

There were no committee interlocks. Messrs. Murphy, Pierson, Nolan and Rev. Keller are related by consanguinity and/or affinity as described in the “Certain Relationships and Related Transactions” section, p. 17.

COMPENSATION POLICIES/RISK MANAGEMENT

On an annual basis, the Company conducts a risk assessment with respect to compensation paid to all employees. On an annual basis, the Company conducts a risk assessment with respect to compensation paid to executive officers, with the assistance of Mercer. This risk assessment includes an analysis of alignment of the Board’s expressed compensation philosophy and compensation goals with the Company’s strategic goals, short-term and long-term focus and timing issues, compensation drivers and potential risks of each type of pay component, vesting periods, stock ownership, and other factors. Benefit plans, stock plans, and compensation policies are also examined. This assessment is reviewed annually with the Committee. As a result of this process, the conclusion was that the Company’s 2016 compensation policies were not reasonably likely to have a material adverse effect on the Company.

APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS

(ITEM B ON THE PROXY CARD)

The Board of Directors desires to obtain from the stockholders an indication of their approval or disapproval of the Audit Committee’s action in appointing KPMG LLP, Certified Public Accountants and an Independent Registered Accounting Firm, as independent auditors of the Company for the year 2017. KPMG LLP has been serving as the Company’s independent auditors for the past nineteen years. The firm has advised the Company that its members have no direct or indirect financial interest in the Company or any of its subsidiaries. Members of the firm are expected to be present at the 2017 Annual Meeting for the purpose of responding to inquiries by stockholders and such representatives will have an opportunity to make a statement if they desire to do so. The report of the Audit Committee, including its communication with KPMG LLP, is located on p. 57 and tabular disclosure of fees paid by the Company to KPMG in 2015 and 2016 is located on p. 58.

In the event a majority of the stockholders voting should indicate they disapprove the appointment of KPMG LLP, the adverse vote will be considered as a directive to the Audit Committee to select other auditors for the following year. Because of the difficulty and expense of making any substitution of auditors during a year, it is contemplated that the appointment for 2017 will be permitted to stand unless the Audit Committee or Board of Directors finds other good reason for making a change.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT AUDITOR FOR 2017

REPORT OF THE AUDIT COMMITTEE

From its beginning as a publicly owned company at the end of 1996, the Company has had an Audit Committee (“Committee”) composed entirely of non-employee directors. All members of the Committee have been affirmatively determined by the Board to be independent under applicable SEC and NYSE criteria, and to meet financial literacy requirements. The Board of Directors has also determined that the Committee’s Chairman, J. Thurston Roach, meets or exceeds applicable professional experience and attribute requirements and has designated Mr. Roach as the Committee’s financial expert. The Committee has a written charter outlining the practices it follows that has been approved and adopted by the Company’s Board of Directors. The Committee’s charter can be accessed on the Company’s website at www.deltic.com under the Corporate Governance part of the Investors Relations section.

During the year 2016, at each of its meetings, the Committee met with senior members of the Company’s financial management team, its internal auditor, the Company’s General Counsel, and its independent auditors. The Committee’s agenda is established by the Committee’s Chairman. The Committee had private sessions at its meetings at least once each quarter with the Company’s independent auditors and, separately, with the internal auditor, at which candid discussions took place regarding financial management, accounting, and internal control matters.

The Committee has engaged KPMG LLP, an independent registered public accounting firm, as the Company’s independent auditors, and it approves in advance all audit and other services. Its procedures for pre-approval of fees are for the Committee’s Chairman to be the lead contact regarding fees, and that for the general audit engagement, including tax return services, and any other significant items, the Chairman reports the proposed fee structure to the Committee and seeks approval thereof. For any minor expense items or projects that might arise, the Committee has delegated authority to its Chairman to negotiate and approve such arrangements. None of the services described above were approved pursuant to the de minimis exception provided in Rule 2-01(c)(7)(i)(C) of Regulation S-X promulgated by the SEC.

The Committee has also reviewed with the Company’s financial managers, its independent auditors and the Company’s internal auditor, the respective auditors’ overall audit scopes and plans, the results of internal and external audit examinations, the Company’s internal and disclosure controls, including internal controls over financial reporting, and the quality of the Company’s financial reporting.

Management has reviewed the audited financial statements and related notes in the Annual Report on Form 10-K for the year ended December 31, 2016 with the Committee including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addressing the quality of management’s accounting judgments, members of the Committee asked for management’s representations that the audited consolidated financial statements of the Company have been prepared in conformity with generally accepted accounting principles, and have expressed to both management and auditors their general preference for conservative policies when a range of accounting options is available.

The Committee also discussed with the independent auditors other matters required to be discussed by the auditors with the Committee under Auditing Standard No. 16 (Communications with Audit Committees). The Committee received and discussed with the auditors their annual written report on their independence from the Company and its management, which is made under Rule 3526 (Communication with Audit Committees Concerning Independence), and considered with the auditors whether the provision of non-audit services provided by them to the Company during 2016 was compatible with the auditors’ independence. Also, the Committee reviewed the Company’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, including the Company’s critical accounting policies and estimates identified therein.

In performing all of these functions, the Committee acts only in an oversight capacity. The Committee reviewed prior to the Company’s public quarterly and annual announcements, financial results applicable for 2016, as well as the financial results prior to filing formal reports with the SEC. In its oversight role, the Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of the Company’s annual financial statements to generally accepted accounting principles and an opinion on the effectiveness of the Company’s internal controls over financial reporting.

In reliance on these reviews and discussions, the report of the independent auditors and pursuant to delegated authority from the Board of Directors, the Committee has approved inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the SEC.

Respectfully Submitted,

Audit Committee

J. Thurston Roach, Chairman	Randolph C. Coley
R. Hunter Pierson, Jr.	David L. Lemmon
Lenore M. Sullivan	D. Mark Leland

FEES PAID TO KPMG LLP IN 2016 AND 2015

For the years 2016 and 2015, the Company paid KPMG LLP fees in the amounts listed below for its services.

	2016	2015
Audit Fees(1)	$751,500	$697,500
Audit Related Fees(2)	$102,350	$127,110
Tax Fees(3)	$140,301	$113,731
Other Fees(4)	$1,780	$1,650

(1)	Includes integrated audit of financial statements and internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, reviews of interim financial statements, as well as auditing the financial statements of a subsidiary.

(2)	Includes audits of benefit plans and agreed upon procedures reports.

(3)	Includes costs associated with assistance in preparing income tax returns and related matters

(4)	Includes fees for a subscription to a technical accounting research tool.

ADVISORY VOTE ON THE COMPANY’S EXECUTIVE COMPENSATION

(ITEM C ON THE PROXY CARD)

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 amended the Securities Exchange Act of 1934. As a result, the Company’s stockholders are to be provided an opportunity to vote to approve the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission. As this vote is an advisory vote, it is not binding upon the Company, the Board of Directors, or the Executive Compensation Committee of the Board of Directors. However, the Board of Directors will take the results of this advisory vote under advisement. Also, this vote is not intended to address any specific element of compensation, but rather relates to the overall compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement.

As described in greater detail under the heading “Compensation Discussion and Analysis” beginning on p. 24, the Company seeks to structure an effective compensation program that will facilitate the ultimate objective of increasing stockholder value. Accordingly, the Company’s basic compensation philosophy is that an effective executive compensation program must be fair and reasonable, but also competitive so it: (1) attracts talent, (2) rewards achievement of Company objectives, (3) retains talent, and (4) aligns employee financial interests with those of the stockholders. To this end, the Company has structured the value of the total compensation paid to its Named Executive Officers to be a combination of salary, cash incentives, time-based and performance-based equity awards and other benefits with the goal that total compensation paid be proximate to the median (50th percentile) amount of total compensation paid to similarly situated executives within the Company’s industry peer group. In 2016, as in previous years, the Executive Compensation Committee engaged the nationally recognized and independent firm of Mercer Human Resource Consulting to assist it in reviewing industry compensation data and in structuring the Company’s compensation program to ensure it is fair, reasonable, and competitive.

On April 28, 2011, the Company’s stockholders approved, on an advisory basis, an annual vote for the approval of the Company’s executive compensation program. Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the Company’s stockholders will be provided the opportunity to again approve, on an advisory basis, the Company’s executive compensation program at the 2017 Annual Meeting of Stockholders. Stockholders may abstain from voting on this proposal. However, we ask our stockholders to vote “FOR” Item C on the proxy card, in support of the following Board resolution, at the 2017 Annual Meeting of Stockholders:

“RESOLVED, that the stockholders advise that they approve the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, which disclosure shall include Executive Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in the Company’s proxy statement for its 2017 Annual Meeting of Stockholders.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THIS RESOLUTION

PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THIS RESOLUTION.

FREQUENCY OF FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION (ITEM D ON THE PROXY CARD)

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 amended the Securities Exchange Act of 1934. As a result, the Company’s stockholders are to be provided an opportunity to vote their preference as to the frequency of future advisory votes on the compensation of the Company’s Named Executive Officers as disclosed in accordance with the compensation disclosure rules of the Securities and Exchange Commission. The advisory vote on the compensation of the Company’s Named Executive Officers is required to be conducted at least every three years and the Company’s stockholders are to be provided an opportunity to vote their preference as to the frequency of this vote at the 2017 Annual Meeting. Accordingly, the Stockholders may indicate their preference for future advisory votes to be conducted: (1) once every year; (2) once every two years; or (3) once every three years. Stockholders may also abstain from voting on this proposal. As this vote is an advisory vote, it is not binding upon the Company, the Board of Directors, or the Executive Compensation Committee of the Board of Directors. However, the Board of Directors will take the results of this advisory vote under advisement.

The Board of Directors has determined that an annual advisory vote on the compensation of the Company’s Named Executive Officers is most appropriate for the Company. As discussed on p. 37, the Executive Compensation Committee of the Board of Directors annually reviews and structures the compensation program for the Company’s Named Executive Officers on an annual basis. Similarly, an annual Stockholder advisory vote on the compensation of the Company’s Named Executive Officers will provide the most timely Stockholder feedback on the Company’s compensation philosophy, policies and practices as disclosed in the Company’s proxy statement each year.

Accordingly, Item D on the proxy card allows the Stockholders to cast a vote as to their preferred voting frequency by selecting the option of: (1) once every year; (2) once every two years; (3) once every three years; or (4) to abstain when voting their preference and we ask our stockholders to vote “FOR” Item D on the proxy card, in support of the following Board resolution, at the 2017 Annual Meeting of Stockholders:

“RESOLVED, that the stockholders advise that they approve an annual advisory vote on the compensation paid to the Company’s Named Executive Officers, as such shall be disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, which disclosure shall include Executive Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in the Company’s proxy statements for its Annual Meetings of Stockholders.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE OPTION OF ONCE EVERY YEAR

PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THIS RESOLUTION.

OTHER MATTERS TO COME BEFORE THE MEETING

The Board of Directors does not know of any matters which will be brought before the 2017 Annual Meeting of Stockholders other than those specifically set forth in the notice of meeting. If any other matters are properly introduced at the meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the individuals named on the enclosed proxy card will have discretion to vote in accordance with their best judgment.

The above Notice and Proxy Statement are sent by Order of the Board of Directors.

Jim F. Andrews, Jr.

Secretary

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 27, 2017.
Vote by Internet
• Go to www.investorvote.com/DEL
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
• Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Election of Directors (Item 1 in Proxy Statement) — The Board of Directors recommends a vote FOR the listed nominees.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+
01 - Deborah M. Cannon	☐	☐	02 - Bert H. Jones	☐	☐	03 - Christoph Keller, III	☐	☐
	For	Withhold
04 - R. Madison Murphy	☐	☐

B	Issue (Item 2 in Proxy Statement) — The Board of Directors recommends a vote FOR the below listed item.

	For	Against	Abstain
2. Ratify the appointment of KPMG LLP as auditors.	☐	☐	☐

C	Issue (Item 3 in Proxy Statement) — The Board of Directors recommends a vote FOR the below listed item.

	For	Against	Abstain
3. Advisory approval of the Company’s executive compensation.	☐	☐	☐

D	Issue (Item 4 in Proxy Statement) — The Board of Directors recommends a vote FOR “1 Yr” in the below listed item.

	1 Yr	2 Yrs	3 Yrs	Abstain
4. Advisory approval of the frequency of the Company’s executive compensation vote.	☐	☐	☐	☐

E	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears hereon. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give full title. Please return promptly.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

1 U P X	+

02IXYC

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

+

Proxy — Deltic Timber Corporation

PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING, APRIL 27, 2017

The stockholder(s) whose name(s) appears on the reverse side hereby appoints Chairman Robert C. Nolan and director D. Mark Leland, or each of them, or their successors as the stockholder’s proxy or proxies, with full power of substitution, to vote all shares of Common Stock of Deltic Timber Corporation which the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at the South Arkansas Arts Center, 110 East 5th Street, El Dorado, Arkansas, on April 27, 2017, at 10:00 a.m., local time, and any adjournments thereof, as fully as the stockholder could if personally present.

IMPORTANT - This Proxy must be signed and dated on the reverse side.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE, BUT IF NONE ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ON THE REVERSE SIDE, FOR ITEM 2, FOR ITEM 3, AND FOR “1 Yr” in ITEM 4.

(Continued on reverse side)

YOUR VOTE IS IMPORTANT.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED POSTMARKED ENVELOPE.

F	Non-Voting Items

Change of Address — Please print new address below.

+

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Election of Directors (Item 1 in Proxy Statement) — The Board of Directors recommends a vote FOR the listed nominees.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+
01 - Deborah M. Cannon	☐	☐	02 - Bert H. Jones	☐	☐	03 - Christoph Keller, III	☐	☐
	For	Withhold
04 - R. Madison Murphy	☐	☐

B	Issue (Item 2 in Proxy Statement) — The Board of Directors recommends a vote FOR the below listed item.

	For	Against	Abstain
2. Ratify the appointment of KPMG LLP as auditors.	☐	☐	☐

C	Issue (Item 3 in Proxy Statement) — The Board of Directors recommends a vote FOR the below listed item.

	For	Against	Abstain
3. Advisory approval of the Company’s executive compensation.	☐	☐	☐

D	Issue (Item 4 in Proxy Statement) — The Board of Directors recommends a vote FOR “1 Yr” in the below listed item.

	1 Yr	2 Yrs	3 Yrs	Abstain
4. Advisory approval of the frequency of the Company’s executive compensation vote.	☐	☐	☐	☐

E	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears hereon. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give full title. Please return promptly.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

1 U P X	+

02IXZC

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — Deltic Timber Corporation

PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING, APRIL 27, 2017

The stockholder(s) whose name(s) appears on the reverse side hereby appoints Chairman Robert C. Nolan and director D. Mark Leland, or each of them, or their successors as the stockholder’s proxy or proxies, with full power of substitution, to vote all shares of Common Stock of Deltic Timber Corporation which the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at the South Arkansas Arts Center, 110 East 5th Street, El Dorado, Arkansas, on April 27, 2017, at 10:00 a.m., local time, and any adjournments thereof, as fully as the stockholder could if personally present.

IMPORTANT - This Proxy must be signed and dated on the reverse side.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE, BUT IF NONE ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ON THE REVERSE SIDE, FOR ITEM 2, FOR ITEM 3, AND FOR “1 Yr” in ITEM 4.

(Continued on reverse side)

YOUR VOTE IS IMPORTANT.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED POSTMARKED ENVELOPE.